UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101) SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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LAWSON SOFTWARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LAWSON SOFTWARE, INC.
380 St. Peter Street
St. Paul, Minnesota 55102-1302

August 31, 2010

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Lawson Software, Inc. to be held at Lawson’s Corporate Headquarters, Second Floor, Hiawatha & Superior Meeting Rooms, 380 St. Peter Street, St. Paul, Minnesota, commencing at 1:00 p.m. Central Time on Monday, October 18, 2010.

A Notice of Internet Availability of Proxy Materials will be mailed to stockholders on September 2, 2010, and will contain instructions on how you can receive a paper copy of our proxy statement and Annual Report on Form 10-K for the fiscal year ended May 31, 2010 at no cost to you.

The Corporate Secretary’s formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to come before the meeting. During the meeting, time will be provided for a review of the activities of the past year and items of general interest about Lawson.

As a convenience to stockholders unable to attend the annual meeting in person, we also will be webcasting the meeting. To listen to the meeting via webcast, go to Lawson’s website at www.lawson.com/investor and follow the webcast link. Please plan to be at the website at least 15 minutes prior to the meeting so that you have sufficient time to register and to download and install any necessary software.

Whether or not you plan to attend the meeting, we urge you to vote your shares via the toll-free number provided or over the Internet, as described in the enclosed materials.  Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m. Eastern Time (10:59 p.m. Central Time) on October 17, 2010.  If you receive a paper copy of the proxy card by mail, you may sign, date, and return the proxy card in the envelope provided. Instructions regarding all three methods of voting are contained on the proxy card. If you do attend the meeting, you may at that time revoke any proxy previously given and vote in person, if desired.

Sincerely,

Harry Debes
President and Chief Executive Officer

LAWSON SOFTWARE, INC.
380 St. Peter Street
St. Paul, Minnesota 55102-1302

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

Time:	1:00 p.m., Central Time on Monday, October 18, 2010

Place:	Lawson’s Corporate Headquarters Second Floor, Hiawatha & Superior Meeting Rooms 380 St. Peter Street St. Paul, Minnesota 55102-1302

Items of Business:	1. To elect nine directors to serve on our Board of Directors for the fiscal year ending May 31, 2011 and until their successors are elected or appointed.

2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2011.

3. To approve the Lawson Software, Inc. 2010 Stock Incentive Plan.

4. To transact such other business as may properly come before the meeting.

Record Date:	You may vote if you were a stockholder of record of Lawson Software, Inc. as of the close of business on August 25, 2010.

Proxy Voting:

Your vote is important to ensure a quorum at the meeting. Regardless of the number of shares you own and whether you expect to be present at the meeting, we urge you to vote using one of the methods listed below:

1. Attending the meeting and voting in person by ballot;

2. By visiting the Internet location listed in the General Information section below or on the proxy card;

3. By calling (within the U.S. or Canada) the toll-free telephone number listed in the General Information section below or on the proxy card; or

4. By dating, signing and returning the proxy card.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m. Eastern Time (10:59 p.m. Central Time) on October 17, 2010. You may revoke your proxy at any time prior to the annual meeting and delivery of your proxy will not affect your right to vote in person if you attend the meeting.

As a convenience to stockholders unable to attend the annual meeting in person, we also will be webcasting the event. To listen to the meeting via webcast, go to our website at www.lawson.com/investor and follow the webcast link. Please plan to be at our web site at least 15 minutes prior to the meeting so that you will have sufficient time to register and to download and install any necessary software. Regardless of whether you expect to attend the meeting in person, please vote your shares in one of the three other ways outlined above.

By Order of the Board of Directors

St. Paul, Minnesota	Bruce B. McPheeters
August 31, 2010	Corporate Secretary

i

ii

LAWSON SOFTWARE, INC.
380 St. Peter Street
St. Paul, Minnesota 55102-1302

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS—OCTOBER 18, 2010

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Lawson Software, Inc. (“Lawson,” “we,” “us,” “our”, or the “Company”) Board of Directors (the “Board”) to be voted at our 2010 Annual Meeting of Stockholders (the “Meeting”) to be held on Monday, October 18, 2010, at 1:00 p.m. Central Time, at Lawson’s Corporate Headquarters, Second Floor, Hiawatha & Superior Meeting Rooms, 380 St. Peter Street, St. Paul, Minnesota, or at any postponement or adjournment of the Meeting.  We are first making the proxy statement and form of proxy card and voting instructions available to our stockholders on or about August 31, 2010.

Background

What is the purpose of the Meeting?

At the Meeting, stockholders will vote on the items of business outlined in the Notice of 2010 Annual Meeting of Stockholders, included as the cover page to this proxy statement. In addition, management will report on our business and respond to questions from stockholders.

Why did I receive a Notice of Internet Availability of Proxy Materials or why did I receive this proxy statement and a proxy card?

You received a Notice of Internet Availability of Proxy Materials or this proxy statement and a proxy card because you owned shares of the Company as of August 25, 2010, which is the record date for the Meeting. In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended May 31, 2010, to our stockholders by providing access to those documents on the Internet.  We are furnishing our proxy materials to our stockholders primarily via the Internet.  Stockholders of record as of August 25, 2010, the record date for the Meeting, are entitled to vote on the items of business at the Meeting.  Those who have not affirmatively opted to receive paper proxy materials through the mail will receive a Notice of Internet Availability of Proxy Materials and will have access to the proxy materials electronically on the Internet.  The proxy statement describes the items that will be voted on at the Meeting and provides information on these items so that you can make an informed decision.

The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the proxy materials on the Internet.  The notice will also instruct you as to how you may submit your proxy on the Internet. Electronic delivery saves the costs of printing and mailing these materials.  We encourage stockholders to receive proxy materials via the Internet because it reduces expenses for stockholder meetings.  You may opt to receive paper copies of proxy materials, at no cost to you, by following the instructions provided in the Notice of Internet Availability of Proxy Materials.

How do I get electronic access to the proxy materials?

The Notice of Internet Availability of Proxy Materials will provide you with instructions regarding how to view our proxy materials for the Annual Meeting on the Internet. An electronic version of this proxy statement is posted on the Internet at www.proxyvote.com.

Who may vote?

In order to vote at the Meeting, you must be a stockholder of record of Lawson as of August 25, 2010, the record date for the Meeting. If your shares are held in “street name” (that is, through a bank, broker or other nominee), you will receive instructions from the stockholder of record that you must follow in order for your shares to be voted as you choose.

When is the record date?

The Board has established August 25, 2010, as the record date for the Meeting.

How many shares of Lawson common stock are outstanding?

As of August 25, 2010, there were 162,974,854 shares of Lawson common stock outstanding. There are no other classes of capital stock outstanding.

Voting Procedure

On what items of business am I voting?

You are being asked to vote on the following items of business:

•                  The election of nine directors for the fiscal year ending May 31, 2011 and until their successors are elected or appointed;

•                  The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2011;

•                  The approval of  the Lawson Software, Inc. 2010 Stock Incentive Plan; and

•                  Such other business as may properly come before the Meeting.

How do I vote?

If you are a stockholder of record (that is, if your shares are owned directly with the Company in your name and not in “street name” through a broker), you may vote in any of the following ways:

•                  By attending the Meeting and voting in person by ballot;

•                  By visiting the Internet at www.proxyvote.com;

•                  By calling toll-free (within the U.S. or Canada) 1-800-690-6903; or

•                  By, dating, signing and returning the proxy card.

If you wish to vote by Internet or telephone, you must do so before 11:59 p.m. Eastern Time (10:59 p.m. Central Time) on Sunday, October 17, 2010. After that time, Internet and telephone voting will not be permitted, and a stockholder wishing to vote, or revoke an earlier proxy, must submit a signed proxy card or vote in person by ballot.

In accordance with the rules of the SEC, we are making available to all stockholders who have not affirmatively opted to receive paper materials all proxy materials via the Internet.  However, you may opt to receive paper copies of proxy materials, at no cost to you, by following the instructions we will provide in the Notice of Internet Availability of Proxy Materials.

“Street name” stockholders who wish to vote at the Meeting will need to obtain a proxy form from the institution that holds their shares of record.

Our Amended and Restated Certificate of Incorporation does not allow for cumulative voting, which means you can vote only once for any nominee. The affirmative vote of a majority of the shares present and entitled to vote at the Meeting is required to elect each director nominee.

If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote your shares on your behalf in the election of directors as they felt appropriate. Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent auditors. They will not have discretion to vote uninstructed shares on the approval of the Lawson Software, Inc. 2010 Stock Incentive Plan.

How are my voting instructions carried out?

Proxies in the accompanying form, which are properly executed, duly returned and not revoked, will be voted in the manner specified. If a proxy is properly executed but does not specify any or all choices on it, the proxy will be voted as follows:

•                  In favor of the election of the nine nominees for director as described in this proxy statement;

•                  In favor of ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of Lawson;

•                  In favor of approval of the Lawson Software, Inc. 2010 Stock Incentive Plan; and

•                  In the discretion of the persons named in the proxy, as to such other matters as may  properly come before the Meeting and as to which we did not have notice prior to May 1, 2010.

How many votes do I have?

You have one vote for each share of our common stock you own, and you can vote those shares for each item of business to be addressed at the Meeting.

How many shares must be present to hold a valid Meeting?

For us to hold a valid Meeting, we must have a quorum, which means that a majority of the outstanding shares of our common stock that are entitled to vote are present at the Meeting. Your shares will be counted as present at the Meeting if you:

•                  Vote via the Internet or by telephone;

•                  Properly submit a proxy card (even if you do not provide voting instructions); or

•                  Attend the Meeting and vote in person by ballot.

How many votes are required to approve an item of business?

Pursuant to our Bylaws, each item of business to be voted on at the Meeting requires the affirmative vote by the holders of a majority of the shares of our common stock present at the Meeting and entitled to vote on such item. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is considered a “routine” matter under New York Stock Exchange rules that apply to all brokers. These rules allow brokerage firms to vote their clients’ shares on routine matters if the clients do not provide voting instructions.

If your brokerage firm votes your shares on routine matters because you do not provide voting instructions, your shares will be counted for purposes of establishing a quorum to conduct business at the Meeting and in determining the number of shares voted for or against the routine matter. If your brokerage firm lacks discretionary voting power with respect to an item that is not a routine matter and you do not provide voting instructions (a “broker non-vote”), your shares will be counted for purposes of establishing a quorum to conduct business at the Meeting, but will not be counted in determining the number of shares voted for or against the matter. For both routine and non-routine matters, abstentions are counted as present and entitled to vote for purposes of determining a quorum and will have the same effect as votes against a proposal.

What if I change my mind after I vote via proxy?

You may revoke your proxy at any time before your shares are voted by:

•                  Submitting a later-dated proxy prior to the Meeting (by mail, Internet or telephone);

•                  Voting in person by ballot at the Meeting; or

•                  Providing written notice to our Corporate Secretary at our principal office.

Where can I find the voting results of the Meeting?

Lawson will announce the preliminary voting results at the Meeting. We will file the final voting results with the SEC within four business days after the Meeting.

Proxy Solicitation

How are proxies solicited?

We will request that brokerage firms, banks, other custodians, nominees, fiduciaries and other representatives of stockholders forward proxy materials and annual reports to the beneficial owners of our common stock. We solicit proxies on behalf of the Board primarily by mail, but directors, officers and other employees of Lawson may also solicit proxies in person, by telephone, through electronic transmission and by facsimile transmission.  Directors and employees of Lawson will not receive additional compensation for soliciting stockholder proxies.  We have engaged MacKenzie Partners, Inc. (“MacKenzie”) to assist in the solicitation of proxies and to provide related advice and informational support. We estimate that MacKenzie will receive fees for solicitation services plus reasonable out-of-pocket expenses incurred on our behalf in connection with the solicitation services, not to exceed $10,000 in the aggregate.

Who will pay for the cost of soliciting proxies?

We will pay all of the costs of preparing, printing and distributing proxy materials. We will reimburse brokerage firms, banks and other representatives of stockholders for reasonable expenses incurred by them in sending proxy materials and annual reports to the beneficial owners of our common stock in accordance with the schedule of charges approved by the Financial Industry Regulatory Authority.

Additional Information

Where can I find additional information about Lawson?

Our reports on Forms 10-K, 10-Q and 8-K, and other publicly available information should be consulted for other important information about Lawson. You can also find additional information about Lawson on our website at www.lawson.com.

CORPORATE GOVERNANCE AT LAWSON

Our Board is elected by our stockholders to oversee our business and affairs. The Board monitors and evaluates our business performance through regular communication with our chief executive officer and by holding Board meetings and Board committee meetings.

The Board values effective corporate governance and adherence to high ethical standards. We have adopted the Lawson Code of Conduct which is applicable to our employees and members of our Board of Directors. The Board has also adopted our Corporate Governance Policy which governs the functions, structure, committee membership and conduct of the Board and its Audit, Compensation and Corporate Governance Committees. The Lawson Code of Conduct and our Corporate Governance Policy are each posted on our website at www.lawson.com/investor under the Corporate Governance link. A paper copy of each is available to stockholders free of charge upon request to our Corporate Secretary.

Board Leadership Structure

The Board believes it is important to maintain flexibility in its board leadership structure and has had in place different leadership structures in past years, depending on the company’s needs at the time. The Company currently has two co-chairs of the Board, separate from the Chief Executive Officer. This structure was adopted following our acquisition of Intentia.  The Company’s co-chairs provide independent leadership of the Board. Having independent co-chairs enables non-management directors to raise issues and concerns for Board consideration without immediately involving management.  This structure also gives us the benefit of both Mr. Lawson’s and Dr. Wadhwani’s knowledge and experience. The Company’s co-chairs also serve as a liaison between the Board and senior management. The Company’s Board has determined that the current structure, with two co-chairs separate from the Chief Executive Officer, is the most appropriate structure at this time.

Board’s Role in Risk Oversight

The Board has established various processes and procedures with respect to risk oversight. First, as an annual agenda item of the full Board, management presents to the Board a comprehensive and detailed risk assessment for the Company after completing an enterprise risk review and analysis. Pursuant to the risk assessment, the Company has categorized the most relevant risks as follows: strategic, operating, reporting and compliance. As part of the annual risk assessment, the Board reviews the Company’s overall risk management process and control procedures and considers whether to recommend any modifications or enhancements.

Strategic risk relates to the factors affecting the ability of the Company to achieve its strategic goals and mission.  Operating risk relates to the Company’s effective and efficient use of resources and pursuit of opportunities which are regularly monitored by the full Board through the Board’s quarterly review of the Company’s operating performance and the Board’s annual review of the strategic plan. For example, at the Board’s regularly scheduled quarterly meetings, management provides the Board presentations on the Company’s various business units as well as the Company’s performance as a whole. Agenda items are included for significant developments as appropriate, including for example, software industry trends, new product development, acquisitions and year-over-year trends. Pursuant to the Board’s established monitoring procedures, Board approval is required for the Company’s strategic plan and annual budget which is reported on by management at each quarterly Board meeting. Similarly, significant transactions, such as acquisitions and financings, are brought to the Board for approval.

Reporting risk relates to the reliability of the Company’s financial reporting, and compliance risk relates to the Company’s compliance with applicable laws and regulations, as primarily overseen by the Audit Committee. The Audit Committee meets at least quarterly and, pursuant to its charter and regular agendas, receives input directly from management as well as the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, regarding the Company’s financial reporting process, internal controls and public filings. The Committee also receives quarterly updates from the Company’s General Counsel regarding legal compliance and adherence to the Company’s Code of Conduct by employees. See “Board Committees — Audit Committee” below for further information about how the Audit Committee supports the Board’s oversight of reporting and compliance risks.

Director Independence

We adhere to the director independence requirements under our Corporate Governance Policy and under applicable SEC and NASDAQ corporate governance rules. For a director to be considered independent under NASDAQ rules, the Board must affirmatively determine that a director or director nominee does not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, NASDAQ Rule 5605 (a)(2) provides that a director may not be deemed independent if the director or director nominee:

—has:

•       Been employed by us or any of our subsidiaries for the current year or any of the past three years;

•       Accepted, or who has a family member who accepted, any compensation from us or any of our affiliates in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than: compensation for board service, compensation to a family member who is an employee (other than an executive officer) of us, or benefits under a tax-qualified retirement plan or non-discretionary compensation;

—is:

•       A director who is a family member of an individual who is, or has been in any of the past three years, employed by us or any of our subsidiaries as an executive officer;

•       A director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which we made, or from which we received, payments in the current or in any of the past three fiscal years (other than those arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs) that exceeds 5% of our consolidated gross revenues or that organization’s gross revenues for that year, or $200,000, whichever is more;

•       A director who is, or has a family member who is, employed as an executive of another entity where at any time during the past three years any of our executive officers serve on the compensation committee of such other entity; or

•       A director who is, or has a family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

Under these director independence standards, the Board has determined that Messrs. Chang, Gyenes, Hubers, Lawson, Rocca, Wadhwani and Wahl are each independent. The Board based these determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, and family and other relationships, consideration of the matters disclosed under “Certain Transactions,” below (with respect to Dr. Wadhwani), and on discussions with our directors. After considering Mr. Lawson’s retirement as an employee in May 2006 and his services as a former Chief Executive Officer of the Company prior to March 2001, the Board concluded that he satisfies the standards for director independence.  The Board also reviewed the relationships between the Company and companies with which our directors are affiliated and determined that the relationships with those companies do not impair the directors’ independence.

Certain Relationships and Related Transactions

Our Corporate Governance Policy and our Code of Conduct each require that the Audit Committee and disinterested directors review and approve all business transactions between Lawson and its related persons, including directors, executive officers, 5% stockholders and their immediate family members or affiliates. The Board has delegated to our Audit Committee the authority to review potential or existing related party transactions. The Audit Committee will only approve or ratify those transactions that are determined to be consistent with the best interests of Lawson and its stockholders, and that comply with applicable policies, our Code of Conduct and legal restrictions. The Audit Committee and disinterested directors approved the following related party transactions:

Transactions with Affiliates of Dr. Romesh Wadhwani.

Effective April 27, 2007, Lawson International AB, a subsidiary of Lawson, entered into a two-year nonexclusive reseller agreement with Symphony Service Corp. (India) Pvt Ltd (“Symphony Services India”) for the territory of India (the “Non-Exclusive India Reseller Agreement”). The reseller agreement automatically renewed for an additional two-year term starting April 27, 2009. Under the Non-Exclusive India Reseller Agreement, Symphony Services India may distribute, sublicense and service products of Lawson and its subsidiaries to customers of Symphony Services India in India, in consideration of payment of the applicable reseller fees to Lawson. The Non-Exclusive India Reseller Agreement supersedes and replaces an exclusive reseller agreement for India that was signed in 1998 between Intentia International AB and Intentia South Asia Pct. Ltd. India (“Intentia India”), and assigned by Intentia India to Symphony Services India in March 2005. Dr. Romesh Wadhwani, our co-chair and member of our Board of Directors, is a principal stockholder of Symphony Services India and Lawson (indirectly through other companies affiliated with Symphony Services India and separately disclosed under Schedule 13D/G). The Non-Exclusive India Reseller Agreement is based on the standard form of non-exclusive reseller agreement we use with non-affiliated resellers. The Non-Exclusive India Reseller Agreement was approved by management of Lawson, our Audit Committee, and by our Board of Directors (with Dr. Wadhwani abstaining), because it was determined that the new agreement (i) eliminated exclusivity and is for a shorter term than the former agreement, (ii) reflects Lawson’s current standard terms for non-affiliated resellers and (iii) does not represent a conflict of interest. We made no payments to Symphony Services India during fiscal 2010.  During fiscal 2010, Symphony Services India paid us $237,981 under the Non-Exclusive India Reseller Agreement.

In May 2005, Intentia entered an agreement with Symphony Service Corp. (“Symphony Services”), an affiliate of Symphony Technology Group, LLC, pursuant to which Symphony Services agreed to provide Intentia both product development and customer support resources for an initial five-year term subject to earlier termination after three years. The agreement was not affected by the consummation of the business combination with Lawson. This agreement terminated in September 2009.  In September 2009, Lawson entered into a new agreement with Symphony Services for product development and customer support resources. The initial term of this agreement ran through May 31, 2010 and has been extended for an additional one-year period by mutual agreement through May 31, 2011, as allowed under the agreement. During fiscal 2010, we paid Symphony Services $3.3 million under these two agreements.

Board Performance and Operations

Board meetings and background materials sent to directors in advance of meetings focus on our key strategic, leadership and performance issues.

•       Each year, the Board has formal reviews and discussions of our annual and longer-term strategic business plans and management development and succession plans, including an assessment of senior executives and their potential as successor to the chief executive officer.

•       Focused discussions about the business and key issues are held throughout the year, and an extended off-site session is held annually for in-depth reviews of key strategic matters. The Board also regularly reviews our performance compared to our competitive peer companies.

•       The Board and its committees may engage independent outside financial, legal and other advisors as they deem necessary to provide advice and counsel on various topics or issues. Directors also have full access to officers and employees.

•       Committee responsibilities are detailed in their charters, and reports of committee meetings are given to the full Board, which acts on their recommendations, as appropriate.

Our two co-chairs alternate chairing each quarterly Board meeting. The agenda and topics for Board and committee meetings are developed through discussions between management and Board members. Information and data that are important to the issues to be considered are distributed in advance of each meeting.

Non-employee directors have the opportunity to meet in executive session without management directors present at each Board meeting. At the start of each executive session of the Board, the non-employee directors select a chair to preside at that executive session.

The Corporate Governance Committee has responsibility for corporate governance and Board organization and procedures. The Corporate Governance Committee monitors and discusses evolving corporate governance trends. It reviews our corporate governance practices in light of those trends and implements those practices that it determines are in the best interests of Lawson and consistent with our commitment to good corporate governance practices.

A formal Board evaluation covering Board operations and performance, with an evaluation from each Board member, is conducted annually to enhance Board effectiveness. Recommended changes are considered by the full Board. In addition, each Board committee conducts an annual self-evaluation and reviews the results of that evaluation with the full Board.

Our Corporate Governance Committee oversees the orientation of new directors and the continuing education of our directors. Director orientation familiarizes directors with our Corporate Governance Policy, committee charters, strategic plan, financial and business risks, compliance and internal controls, principal officers and our independent registered public accounting firm.

The Board expects all directors, officers and employees to act with high standards of integrity and adhere to our policies and Code of Conduct.

Board Committees and Their Functions

Our Board has established a standing Audit Committee, Compensation Committee and Corporate Governance Committee.

Audit Committee

Current Members:

Three independent, non-employee directors:
Michael A. Rocca (Chair), Steven C. Chang and Peter Gyenes
Each member meets the independence standards for audit committee membership under applicable SEC rules and the NASDAQ listing standards.

Number of meetings in fiscal 2010:	8

Functions:	• Monitor the integrity of Lawson’s financial statements, financial reporting processes and systems of internal controls regarding finance, accounting and legal compliance.

•  Select and appoint Lawson’s independent registered public accounting firm, pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to Lawson by Lawson’s independent registered public accounting firm, and establish the fees and other compensation to be paid to the independent registered public accounting firm.

• Monitor the independence and performance of Lawson’s independent registered public accounting firm and internal auditing function.

•  Establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by Lawson’s employees, regarding accounting, internal controls or auditing matters, and provide an avenue of communication among the independent registered public accounting firm, management, the internal auditing function and the Board of Directors.

Charter:

A current copy of the Audit Committee charter is included as Appendix A to this proxy statement and may also be found on our website at www.lawson.com/investor under “Corporate Governance” and is available in print to any stockholder who requests it from our Corporate Secretary.

Self-evaluation:	The Audit Committee conducted an evaluation of its performance in fiscal 2010 and reviewed that evaluation with the Board.

Financial Experts:	The Board of Directors has unanimously determined that Michael A. Rocca and Peter Gyenes qualify as “audit committee financial experts” within the meaning of the applicable SEC regulations.

Compensation Committee

Current Members:	Three independent, non-employee directors: David R. Hubers (Chair), Dr. Romesh Wadhwani and Paul Wahl.

Number of meetings in fiscal 2010:	5

Functions:	• Review and approve Lawson’s compensation philosophy for the executive officers.

• Review and approve Lawson’s compensation programs, plans and awards for the executive officers.

•  Administer Lawson’s stock-based plans, including delegation of authority to the chief executive officer and senior vice president of human resources in compliance with Section 16 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

• Issue an annual report on executive officer compensation in accordance with the rules and regulations of the SEC for inclusion in Lawson’s proxy statement.

• Recommend levels of director compensation to the Board.

• Provide oversight on market and industry trends and regulatory matters affecting executive compensation.

• Oversee succession planning for the chief executive officer, and review with the chief executive officer succession planning for other executive officers.

Charter:

A current copy of the Compensation Committee charter may be found on our website at www.lawson.com/investor under “Corporate Governance” and is available in print to any stockholder who requests it from our Corporate Secretary.

Self- evaluation:	The Compensation Committee conducted an evaluation of its performance in fiscal 2010 and reviewed that evaluation with the Board.

Corporate Governance Committee

Current Members:	Three independent, non-employee directors: Dr. Romesh Wadhwani (Chair), David R. Hubers and Paul Wahl

Number of meetings in fiscal 2010:	2

Functions:	• Establish criteria for selecting new directors (considering goals for Board composition and individual qualifications) and evaluate potential candidates in accordance with established criteria.

•  Recommend to the Board a slate of director nominees to be presented by the Board to the stockholders at each annual meeting of stockholders (and nominees for vacancies on the Board that might occur between annual meetings of stockholders).

• Review and recommend organization of the Board and its committees, including size and composition of the Board, and the chair or co-chairs of the Board.

• Recommend to the Board qualified chairs and nominees for membership on committees of the Board.

• Review and recommend Company policies relating to the recruitment and retention of directors.

•  Oversee the annual evaluation of the Board, and review overall effectiveness of the organization of the Board and its committees and other matters related to corporate governance and the effectiveness of the Board.

•  Develop and recommend to the Board a corporate governance policy for Lawson; monitor compliance with Lawson’s corporate governance policy; and periodically reassess Lawson’s corporate governance policy and recommend to the Board revisions to such policy.

• Provide oversight on legislative and regulatory matters affecting corporate governance and Board compliance.

Charter:

A current copy of the Corporate Governance Committee charter may be found on our website at www.lawson.com/investor under “Corporate Governance” and is available in print to any stockholder who requests it from our Corporate Secretary.

Self-evaluation:	The Corporate Governance Committee conducted an evaluation of its performance in fiscal 2010 and reviewed that evaluation with the Board.

Board Meetings and Attendance

The Board of Directors held 4 regular meetings and 3 special meetings during the fiscal year ended May 31, 2010. Each incumbent director attended, in person or by telephone, at least 75% of the aggregate number of meetings of the Board and Board committees on which he served.  Under our Corporate Governance Policy, directors are encouraged to attend the annual meeting of stockholders. Two of our directors attended our 2009 Annual Meeting in person.

Director Nomination Process

The Corporate Governance Committee is responsible for screening and recommending to the full Board director candidates for nomination. All director nominees approved by the Board and all individuals appointed to fill vacancies created between our annual meetings of stockholders are required to stand for election by our stockholders at the next annual meeting. When there is an opening on the Board, the Corporate Governance Committee will consider candidates who meet the requisite director qualification standards listed below and in our Corporate Governance Policy, available on our website at www.lawson.com/investor under “Corporate Governance”. When current Board members are considered for nomination for re-election, the Corporate Governance Committee also takes into consideration their prior contributions to Lawson as directors and meeting attendance. The Corporate Governance Committee will consider qualified candidates for possible nomination that are submitted by our stockholders. Stockholders may make such a submission by sending the following information to the Corporate Governance Committee c/o Corporate Secretary at the address listed below in “Communications with the Board of Directors”:

•       Name of candidate and a brief biographical sketch and resume;

•       Contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and

•       A signed statement confirming the submitting stockholder’s current status as a stockholder and the number of shares currently held.

The Corporate Governance Committee will evaluate the submission of a proposed candidate by a stockholder based on the qualification criteria described in our Corporate Governance Policy (available at www.lawson.com/investor under “Corporate Governance”), and the specific needs of Lawson at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Corporate Governance Committee determines whether to recommend a candidate for nomination by the Board for election as a director at the next annual meeting.

No candidates for director nominations were submitted to the Corporate Governance Committee by any stockholder in connection with the Meeting. Any stockholders desiring to submit a candidate for possible nomination for consideration by the Corporate Governance Committee prior to our 2011 Annual Meeting must do so no later than May 3, 2011 in order to provide adequate time to evaluate the candidate and be timely under our Bylaws.

Director Qualifications

Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our stockholders. The Corporate Governance Committee will consider, at a minimum, the following factors in recommending to our Board potential new directors, or the continued service of existing directors, in addition to other factors it deems appropriate based on the current needs and desires of our Board:

•                  Demonstrated character and integrity; experience at a strategy/policy setting level; sufficient time to devote to our affairs; high-level managerial or other public company director experience; and financial literacy;

•                  Whether the director/potential director is subject to a disqualifying factor, such as, relationships with our competitors, customers, suppliers, contractors, counselors or consultants, or recent previous employment with us;

•                  The director’s/potential director’s independence and ability to serve on our committees;

•                  Whether the director/potential director assists in achieving a mix of directors that represents a diversity of background and experience; and

•                  Whether the director/potential director, by virtue of particular experience, technical expertise or specialized skills, will add specific value as a director.

Although we do not have a policy with regard to the consideration of diversity in identifying director nominees, as described above, diversity of background and experience is one of the factors the Corporate Governance Committee considers in recommending potential new members to our Board.

Arrangements to Serve as a Director

As further described in the Compensation Discussion and Analysis below, under the terms of the employment agreement with Harry Debes, our chief executive officer, we have agreed to take the necessary steps under our Bylaws for Mr. Debes to serve as a director.

Communications with the Board of Directors

As further described in our Corporate Governance Policy, the Board has implemented a process by which our stockholders may send written communications to the Board’s attention. Any stockholder desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to:

Board of Directors
Lawson Software, Inc.
Attention: Corporate Secretary
380 St. Peter Street
St. Paul, Minnesota 55102-1302

Our Corporate Secretary will forward communications received to the chair of the Corporate Governance Committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to Lawson or its business, or is similarly inappropriate.

Code of Conduct and Reporting of Ethical Concerns to the Audit Committee of the Board

We have adopted a Code of Conduct applicable to all employees, including our principal executive officer, principal financial officer and principal accounting officer, and applicable to our directors. A copy of the Code of Conduct is available on our website at http://www.Lawson.com/wcw.nsf/pub/IR_21905C and in print to any stockholder who requests a copy from our Corporate Secretary, 380 St. Peter Street, St. Paul, Minnesota 55102-1302.

The Audit Committee of the Board of Directors has established procedures for employees, stockholders, vendors and others to communicate concerns about our ethical conduct or business practices, including accounting, internal controls or financial reporting issues, to the Audit Committee, which has responsibility for overseeing these matters. Matters may be reported as follows:

•       If you are an employee of Lawson, contact your manager or human resources representative or use the contact information below;

•       Call the Code of Conduct Hotline on an identified or anonymous basis (as permitted by the laws of the country where the reporter resides).  The Code of Conduct Hotline is made locally available in both English and the local language in all countries where Lawson has offices.  A current list of toll-free numbers is available on the Lawson web site at:  http://www.lawson.com/wcw.nsf/pub/IR_8F897C;

•       File a report online at:  http://www.Lawson.com/wcw.nsf/pub/IR_21905C; or

•       Via the U.S. Postal Service to Lawson Software, Inc., Uptown Station, P.O. Box 2702, Saint Paul, Minnesota, 55102.

PROPOSAL NUMBER 1—ELECTION OF DIRECTORS

General Information

Our Amended and Restated Certificate of Incorporation provides that the number of directors shall be fixed from time to time by the Board of Directors, not to exceed twelve directors. The Board of Directors has currently fixed the number of directors at nine. Our Amended and Restated Certificate of Incorporation also provides that each director shall be elected each year by the stockholders at the annual meeting of stockholders, to hold office for a term of one year and until a successor is elected and qualified, or until the earlier death, resignation or removal of the director.

A majority of our directors must continue to qualify as “independent” directors under NASDAQ rules and, under our Corporate Governance Policy, no more than three directors may be employees or former employees of Lawson.

The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting is necessary to elect each director nominee. We have no reason to expect that any of the nominees will fail to be a candidate at the Meeting and, therefore, do not have in mind any substitute or substitutes for any of the nominees. If any of the nominees should be unable to serve as a director (which event is not anticipated), proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under the proxies.

Board Structure

Our Board is committed to having a sound governance structure that promotes the best interests of our stockholders. Our Board monitors corporate governance trends, best practices and Board structure. Some key points regarding that structure are as follows:

•                  A majority of our current directors are independent as defined in the NASDAQ rules. The Corporate Governance Committee has determined that the following directors are independent Steven C. Chang, Peter Gyenes, David R. Hubers, H. Richard Lawson, Michael A. Rocca, Dr. Romesh Wadhwani and Paul Wahl.

•                  Each current director has been nominated for re-election at the Meeting.

•                  We have separated the roles of co-chair of the Board and chief executive officer. Our two co-chairs, Mr. Lawson and Dr. Wadhwani, each hold a non-executive role and are not employed by us (H. Richard Lawson retired as an employee on May 31, 2006). Our chief executive officer, Mr. Debes, focuses on the development and execution of Company strategies.

Voting Information

You may vote for all, some or none of the nominees to be elected to the Board. However, you may not vote for more individuals than the number nominated.

Board Voting Recommendation

Management and the Board recommend that stockholders vote “FOR” the re-election of Steven C. Chang, Harry Debes, Peter Gyenes, David R. Hubers, H. Richard Lawson, Michael A. Rocca, Robert A. Schriesheim, Dr. Romesh Wadhwani and Paul Wahl.

If elected, each director will hold office until the election of directors at our 2011 Annual Meeting and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. All of the nominees are currently members of the Board and there are no family relationships among the nominees or between any nominees and any of our other directors.

IF YOU RETURN A PROXY CARD THAT IS PROPERLY SIGNED BUT YOU HAVE NOT MARKED YOUR VOTE, THAT PROXY WILL BE VOTED TO ELECT ALL OF THE NOMINEES.

Nominees and Directors

Steven C. Chang: Director

Steven C. Chang, 36, has served as a director since April 2006. From September 2004 until our merger with Intentia International AB in April 2006, Mr. Chang served as a director of Intentia. Since December 2006, Mr. Chang has been a partner and co-founder of Clearlake Capital Group, a private investment firm. In 2002, Mr. Chang joined Tennenbaum Capital Partners, LLC, a private investment firm, and resigned from the partnership and Investment Committee in December 2006. Before joining Tennenbaum Capital Partners, he was a Principal at Barnard & Co., a private equity investment group, from 1997 to 2001. From 1995 to 1997, Mr. Chang worked at Goldman, Sachs & Co., a global financial services firm, in its Special Situations, Mergers & Acquisitions, and Healthcare groups. Mr. Chang serves on the board of CompuDyne Corporation, a provider of software products and services to the public security market.  Mr. Chang has A.B., B.S. and M.S. degrees from Stanford University.

Qualifications:  Mr. Chang has broad experience that ranges from capital investments in technology companies, to extensive mergers and acquisitions expertise, to executive leadership and management roles. Mr. Chang’s financial expertise provides valuable insights in his role on the Audit Committee.  His service as a director for several public companies has given him a broad experience base for serving on our Board of Directors.

Other directorships held during the past five years: CompuDyne Corporation.  Formerly a director of Intentia International AB, GoAmerica, Inc., Online Resources Corp., Purple Communications, Inc., and ITC^DeltaCom, Inc.

Harry Debes: President, Chief Executive Officer, Director

Harry Debes, 59, has served as our President and Chief Executive Officer and as a director since June 2005. From November 2003 until June 2005, Mr. Debes was President and Chief Executive Officer of SPL Worldgroup, a leading provider of enterprise software to the electrical utility industry. From May 2001 until joining SPL Worldgroup, he was employed by JD Edwards & Co., an enterprise software company, where he served as Senior Vice President Americas until JD Edwards was acquired by Peoplesoft, Inc. in August 2003. From 1990 until May 2001, Mr. Debes was employed by GEAC Computers, an enterprise software company. While working for GEAC, Mr. Debes held a variety of positions, including Managing Director of GEAC Asia-Pacific and president of GEAC Enterprise Solutions for the Americas. Mr. Debes has a B.A. degree from the University of Toronto and an M.B.A. degree from McMaster University.

Qualifications:  Mr. Debes has over two decades of leadership experience in the enterprise software industry.   As Chief Executive Officer of Lawson, Mr. Debes has in depth knowledge of Lawson’s business and brings to the Board of Directors insight and knowledge of Lawson’s operations and strategic opportunities. In addition, Mr. Debes’ breadth of experience in the enterprise software industry provides the Board of Directors with significant expertise on a variety of issues important to the business.

Other directorships held during the past five years:  None

Peter Gyenes: Director

Peter Gyenes, 65, has served as a director since May 2006. He has four decades of experience in global technical, sales, marketing, and general management positions within the software and computer systems industries. He is currently the non-executive chairman of Sophos plc, a global security software company. He is an active investor and board member focusing on technology market opportunities. Mr. Gyenes also serves on the board of Pegasystems Inc. (NASDAQ: PEGA), a provider of Business Process Management software, Netezza Corporation (NYSE: NZ), a provider of data warehouse appliances Vistaprint Limited (Nasdaq: VPRT), an e-commerce marketing services company, Intralinks (NYSE: IL), a provider of collaboration software, and RealPage (NASDAQ: RP), a provider of software for property management, and is a trustee emeritus of the Massachusetts Technology Leadership Council. He served as Chairman and CEO of Ascential Software (Nasdaq: ASCL), as well as of its predecessor companies VMark Software, Ardent Software and Informix, and led its growth into the data integration market leader, from 1996 until it was acquired by IBM in 2005. Previously, Mr. Gyenes served as President and CEO of Racal InterLan, Inc., and in executive positions at Data General Corporation, Encore Computer Corporation and Prime Computer, Inc. Earlier in his career, he held sales and technical positions at Xerox Data Systems and IBM. He is a graduate of Columbia University where he received both his B.A. in mathematics and his M.B.A. degree. Mr. Gyenes was awarded the 2005 New England Region Ernst & Young Entrepreneur of the Year award in Software.

Qualifications:  Mr. Gyenes has extensive leadership experience in the global software and computer systems industries. Through leadership positions with several software and computer systems companies, Mr. Gyenes has gained deep knowledge of these industries and the strategies for developing and marketing products. This knowledge and industry background will allow him to provide valuable insight to growing Lawson’s business from a global perspective. In addition, Mr. Gyenes qualifies as an audit committee financial expert within the meaning of the applicable SEC regulations.

Other directorships held during the past five years:  Pegasystems Inc., Netezza Corporation, VistaPrint Limited, IntraLinks, Inc. and RealPage, Inc.  Formerly a director of Applix Inc., BladeLogic, Inc., and webMethods Inc.

David R. Hubers: Director

David R. Hubers, 67, has served as a director since April 2001. From 1965 until his retirement in March 2001, Mr. Hubers was employed at American Express Financial Advisors Inc., a financial services company, serving most recently as its Chairman and Chief Executive Officer from 1993 to 2001. Mr. Hubers is a director of BioScrip, Inc. (Nasdaq: BIOS), a pharmaceutical distribution company. In addition, he serves on the boards of a number of non-profit organizations. Mr. Hubers has B.S. and M.B.A. degrees from the University of Minnesota.

Qualifications:  Mr. Hubers has more than 35 years of experience in the banking and financial services industry, including as Chairman and Chief Executive Officer of American Express Financial Advisors Inc. His senior operating experience and public company board experience give him an understanding for leading a public company and allow him to provide strategic vision to the company. He has extensive knowledge and experience in banking, treasury and finance, which enables him to provide insight and advice on financing, treasury and enterprise risk management areas.

Other directorships held during the past five years: BioScrip, Inc.

H. Richard Lawson: Co-Chair of the Board

H. Richard Lawson, 66, is one of Lawson’s founders and has been a director since the Company’s beginning in 1975. Mr. Lawson served as the chairman of the board of directors from February 2001 until April 2006, and has served as co-chair since April 2006. From March 2000 until February 2001, Mr. Lawson was the Company’s Chief Executive Officer. Prior to that time, Mr. Lawson served as President and Chief Operating Officer from October 1998 until March 2000 and Chairman from June 1996 until October 1998. Mr. Lawson has a B.S. degree from Oklahoma Christian College and an M.S. degree from Purdue University.

Qualifications: As a founder of the Company, Mr. Lawson has over 35 years of software development, marketing, sales, management and leadership experience.   He has deep and direct knowledge of the Company’s businesses and operations. As a co-chair of the Board, he provides the Board with significant experience in a wide variety of issues facing the company.

Other directorships held during the past five years:  None

Michael A. Rocca: Director

Michael A. Rocca, 65, has served as a director since February 2003. From 1994 until his retirement in October 2000, Mr. Rocca was Senior Vice President and Chief Financial Officer of Mallinckrodt Inc., a $2.7 billion manufacturer of specialty healthcare products. From 1966 to 1994, Mr. Rocca was employed by Honeywell Inc. where he held a number of positions serving as Vice President and Treasurer from 1992 to 1994 and Vice President Finance Honeywell Europe in Brussels, Belgium from 1990 to 1992. Mr. Rocca is a director of St. Jude Medical, Inc. (NYSE: STJ), a cardiovascular medical technology company, and Hyatt Hotels Corporation (NYSE: H). Mr. Rocca has a Bachelor Business Administration (B.B.A) Accounting degree from the University of Iowa.

Qualifications:  As a former Chief Financial Officer of a public company, Mr. Rocca possesses relevant financial leadership experience with respect to all financial management disciplines relevant to the company, including public reporting, strategic planning, treasury, IT and financial analysis. His financial management background at Mallinckrodt and Honeywell, combined with his experience in European finance at Honeywell, enables him to provide strategic input as well as financial discipline. In addition, Mr. Rocca qualifies as an audit committee financial expert within the meaning of the applicable SEC regulations.

Other directorships held during the past five years: St. Jude Medical, Inc. and Hyatt Hotels Corporation.  Formerly a director of Ligand Pharmaceuticals, Inc.

Robert A. Schriesheim: Director

Robert A. Schriesheim, 50, has served as a director since May 2006. Beginning in January 2010, Mr. Schriesheim became the Chief Financial Officer of Hewitt Associates, Inc. a global human resources consulting and outsourcing company based in Lincolnshire, IL. From October 2006 through December 2009 he served as Executive Vice President and Chief Financial Officer of Lawson. From August 2002 until October 2006, he was affiliated with ARCH Development Partners, LLC, a Chicago, Illinois-based venture capital fund, where he served as a managing general partner since January 2003. From September 1999 until March 2002, Mr. Schriesheim was Executive Vice President of Corporate Development and Chief Financial Officer, and a director, of Global Telesystems, Inc., a London, England-based, publicly traded provider of telecommunications, data and related services to businesses throughout Western and Central Europe and Russia. He also served as Executive Vice President — Chief Corporate Development Officer for Global Telesystems in 1999. From 1997 to 1999, Mr. Schriesheim was President and Chief Executive Officer of SBC Equity Partners, Inc., a Chicago, Illinois-based private equity firm. From 1996 to 1997, Mr. Schriesheim was Vice President of Corporate Development for Ameritech Corporation. From 1993 to 1996, he was Vice President of Global Corporate Development for AC Nielsen Company, a subsidiary of Dunn & Bradstreet. Mr. Schriesheim received a A.B. from Princeton University and an M.B.A. in Finance and Business Economics from the University of Chicago Graduate School of Business.

Qualifications:  Mr. Schriesheim has extensive knowledge of the capital markets, deep experience with corporate financial capital structure and a long history of evaluating and structuring merger and acquisition transactions within the technology sector. Mr. Schriesheim also has significant experience as a C-Level operating executive and director in both public and private companies in the technology sector leading companies through major strategic and financial corporate transformations while doing business in the global market place.  His service as a director for several public and private companies has given him a broad experience base for serving on our Board of Directors.

Other directorships held during the past five years: Skyworks Solutions, Inc.  Formerly a director of MSC Software Corporation, Dobson Communications Corporation, and Alyst Acquisition Corporation.

Dr. Romesh Wadhwani: Co-Chair of the Board

Dr. Romesh Wadhwani, 63, has served as co-chair and a director since April 2006. From March 2004 until our merger with Intentia International AB in April 2006, Dr. Wadhwani served as chairman and a director of Intentia. Dr. Wadhwani is the Managing Partner of Symphony Technology Group, a private investment firm that he founded in January 2002. From June 2000, when i2 Technologies, Inc. acquired Aspect Development, Inc., until September 2002, Dr. Wadhwani served as vice chairman and a director of i2. Prior to that, Dr. Wadhwani served as the Chairman and Chief Executive Officer of Aspect Development, a business-to-business e-commerce company that he founded in 1991. Dr. Wadhwani has a Bachelor’s degree in Electrical Engineering from the Indian Institute of Technology, Bombay and an M.S. and Ph.D. in Electrical Engineering from Carnegie-Mellon University, Pittsburgh, Pennsylvania.

Qualifications: Dr. Wadhwani has over two decades of leadership and management experience in the technology industry.  In addition, as a managing partner of Symphony Technology Group, Dr. Wadhwani provides the Board with significant experience in operating a technology company in a global environment.

Other directorships held during the past five years:  Formerly a director of Intentia International AB.

Paul Wahl: Director

Paul Wahl, 57, has served as a director since April 2006. From October 2004 until our merger with Intentia International AB in April 2006, Mr. Wahl served as a director of Intentia. From April 1999 until his retirement in March 2003, Mr. Wahl served as President and Chief Operating Officer of Siebel Systems, Inc., a developer and supplier of customer resource planning software. From November 1998 until April 1999, he served as President and Chief Executive Officer of TriStrata, an Internet security company. From January 1996 until September 1998, Mr. Wahl served as Chief Executive Officer of SAP America, Inc. and as an executive board member of SAP AG, a developer and supplier of business application software. From June 1991 until December 1995, he was an Executive Vice President of SAP AG. Mr. Wahl is a director of QlikTech International AB and a member of the advisory board of Symphony Technology Group, a private investment firm founded by one of our directors, Dr. Romesh Wadhwani.

Qualifications: Mr. Wahl has over two decades of leadership experience in the global enterprise resource planning and software industries.  Mr. Wahl has extensive knowledge of these industries and brings to the Board a deep understanding of the complex operational issues facing companies in the global marketplace.  His service as a director for several public companies has given him a broad experience base for serving on our Board of Directors.

Other directorships held during the past five years:  QlikTech International AB.  Formerly a director of Intentia International AB and Agile Software Corporation.

Director Compensation and Benefits

Before or at the beginning of each new fiscal year, our Compensation Committee reviews the total compensation paid to non-management directors. The purpose of the review is to ensure that the level of compensation is appropriate to attract and retain a diverse group of directors with the breadth of experience necessary to perform the Board’s duties, and to fairly compensate directors for their service. The Compensation Committee considers the time and effort required for service on the Board, a Board committee and as a committee chair, and reviews available Board compensation survey information for comparably sized public companies. For fiscal 2010, the components of compensation for our non-management directors were as follows:

Quarterly Retainer	$16,250 per quarter

Quarterly Stipend For Committee Chairs	Audit Committee Chair: $4,000

Compensation Committee Chair: $2,500

Corporate Governance Committee Chair: $2,500

Stock Option Grants	Re-elected directors received a grant of options to purchase 33,000 shares of our common stock

Restricted Stock Units (RSUs)	Re-elected directors received a grant of 10,000 RSUs

Personal Umbrella Liability Insurance	Lawson purchases group excess personal liability umbrella insurance in the amount of $15 million per director

Reimbursement of Expenses	Lawson reimburses directors for travel and other reasonable out-of-pocket expenses incurred as a director or member of a committee of the Board

Director Summary Compensation Table

The following table summarizes the compensation earned by our non-management directors during fiscal 2010:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Option Awards ($)(2)		All Other Compensation ($)(3)	Total ($)

H. Richard Lawson	—	(4)	—	(4)	—	(4)	1,875	1,875
Romesh Wadhwani	—	(4)	—	(4)	—	(4)	1,875	1,875
Steven C. Chang	65,000		66,500		88,806		1,875	222,181
Peter Gyenes	65,000		66,500		88,806		1,875	222,181
David R. Hubers	75,000		66,500		88,806		1,875	232,181
Michael A. Rocca	81,000		66,500		88,806		1,875	238,181
Robert Schriesheim (5)	27,083		—		—		1,875	28,958
Paul Wahl	65,000		66,500		88,806		1,875	222,181

(1)          On November 11, 2009 we granted to each of Messrs. Chang, Gyenes, Hubers, Rocca, and Wahl, 10,000 RSUs under our Amended and Restated 2001 Stock Incentive Plan.  The amounts in this column reflect the aggregate grant date fair value of the RSUs computed in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation - Stock Compensation (ASC 718).  Under this guidance, the grant date fair value of the RSUs is equivalent to the closing price of our common stock on the date of grant.  The closing price of our common stock on November 11, 2009 was $6.65.  The grant date aggregate fair value of the RSUs was $332,500.  As of May 31, 2010, the aggregate number of RSUs under this column was 50,000 shares. Amounts shown do not reflect compensation actually received or that may be realized in the future.  Under the compensation program for non-management directors for fiscal 2010, existing non-management directors were eligible to receive a grant of 10,000 RSUs, which vested as of the grant date and are to be converted into shares upon the earlier of (a) a change in control of Lawson (as defined in the award document), (b) the date on which the recipient is no longer a director, or (c) the date on which the Compensation Committee determines that an “unforeseeable emergency” has occurred for the award recipient in accordance with Section 1.409A-3(i)(3) of the regulations under Section 409A of the Internal Revenue Code. As of May 31, 2010, each of Messrs. Chang, Gyenes, Hubers, Rocca, and Wahl had an aggregate of 31,500 RSUs outstanding.

(2)          On November 11, 2009 we granted to each of Messrs. Chang, Gyenes, Hubers, Rocca, and Wahl, non-qualified options to purchase 33,000 shares of our common stock at an exercise price of $6.65, which was the closing price of our common stock on the date of grant.  These stock options were granted under our Amended and Restated 2001 Stock Incentive Plan. The amounts in this column reflect the ASC 718 grant date fair value of $2.69 per share. The assumptions used in calculating these amounts are set forth in Note 5, Share-Based Compensation and Stock Incentive Plans, to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2010. As of May 31, 2010, the aggregate number of shares subject to stock options under this column was 165,000 shares. Amounts shown do not reflect compensation actually received or that may be realized in the future.  Under the compensation program for non-management directors for fiscal 2010, existing non-management directors were eligible to receive a grant of 33,000 immediately vested nonqualified stock options.  As of May 31, 2010, our non-management directors had the following option awards outstanding:

Name	Options Outstanding (#)

H. Richard Lawson	—
Romesh Wadhwani	—
Steven C. Chang	128,000
Peter Gyenes	128,000
David R. Hubers	160,260
Michael A. Rocca	178,000
Robert Schriesheim	40,000
Paul Wahl	128,000

(3)          Lawson has purchased group excess personal liability umbrella insurance in the amount of $15 million per director. In fiscal 2010, the annual premium cost of this umbrella insurance was $1,875 per director.

(4)          In fiscal 2010, Mr. Lawson and Dr. Wadhwani declined to receive any cash or equity compensation as a director or committee chair.

(5)          Includes only compensation received by Mr. Schriesheim as a non-management director.  Mr. Schriesheim served as Executive Vice President and Chief Financial Officer during fiscal 2010 from June 1, 2009 through January 1, 2010.  Since January 1, 2010, Mr. Schriesheim has served on the Company’s Board as a non-management director.  Please see the Summary Compensation Table for all compensation received by Mr. Schriesheim in fiscal 2010.

Ownership of Principal Stockholders, Directors and Management

The following table provides information about the number of shares of our common stock beneficially owned as of August 25, 2010, by our directors and the executive officers named in the Summary Compensation Table, as well as all directors and executive officers as a group, and each person known to us who beneficially owns more than 5% of the outstanding shares of our common stock:

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
H. Richard Lawson	9,627,845	(2)	5.7%
Co-Chair of the Board
Dr. Romesh Wadhwani	7,450,897	(3)	4.4%
Co-Chair of the Board
Harry Debes	3,771,742	(4)	2.2%
President and Chief Executive Officer, and a Director
Stefan Schulz	189,402	(5)	*
Senior Vice President and Chief Financial Officer
Colin Balmforth	140,255	(6)	*
Executive Vice President of General Industries and Global Support
Dean J. Hager	488,646	(7)	*
Executive Vice President of S3 Industries
Guenther Tolkmit	309,804	(8)	*
Senior Vice President of Product Development
Steven C. Chang	148,057	(9)	*
Director
Peter Gyenes	134,500	(10)	*
Director
David R. Hubers	181,500	(11)	*
Director
Michael A. Rocca	189,500	(12)	*
Director
Robert A. Schriesheim	41,000	(13)	*
Director
Paul Wahl	134,500	(14)	*
Director
All Directors and Executive Officers as a group (19 individuals)	23,738,469		14.1%
Artisan Partners Holdings LP	8,797,210	(15)	5.2%
875 East Wisconsin Avenue, Suite 800
Milwaukee, WI 53202
BlackRock Inc.	9,610,179	(16)	5.7%
40 East 52nd Street
New York, NY 10022
John Cerullo	10,998,591	(17)	6.5%
c/o Eric D. Marchland, Meadows Owens, et al
901 Main Street, Suite 3700
Dallas, TX 75202
ClearBridge Advisors, LLC	9,361,703	(18)	5.6%
620 8th Avenue
New York, NY 10018
Carl C. Icahn	16,114,432	(19)	9.6%
c/o Icahn Associates Corp.
767 Fifth Avenue , Suite 4700
New York, NY 10153
Waddell & Reed Financial, Inc.	14,296,896	(20)	8.5%
6300 Lamar Avenue
Overland Park, KS 66202

* Less than 1%.

(1)               The business address for all directors and executive officers is 380 St. Peter Street, St. Paul, Minnesota 55102-1302.  Unless otherwise indicated, the individuals listed in the table have sole voting and investment power with respect to the shares owned by them, and such shares are not subject to any pledge.

(2)               H. Richard Lawson and Patricia Lawson share voting and dispositive power with respect to all 9,627,845 shares, which include 8,956,965 shares held by Lawson Family Investment Company, Ltd. (“LFIC”) over which Mr. Lawson and Ms. Lawson share voting and dispositive control, 638,666 shares held by Mr. Lawson and Ms. Lawson as tenants in common, and 32,214 shares held by Mr. Lawson in the Lawson 401(k) plan.  LFIC has sole voting and dispositive power with respect to 8,956,965 shares.

(3)               7,450,897 shares are owned directly by the Romesh & Kathleen Wadhwani Family Trust (the “Trust”).  2,500,000 shares owned directly by the Trust are subject to a prepaid forward contract and are pledged as collateral to secure the obligations of the Trust under such contract.  Dr. Wadhwani is a trustee of the Trust and shares the authority and discretion to manage and conduct the affairs of the Trust. By reason of this relationship, Dr. Wadhwani may be deemed to share the power to vote or direct the vote and to dispose or direct the disposition of the shares held by the Trust.  Dr. Wadhwani disclaims beneficial ownership of the shares held by the Trust.

(4)               Includes options for the purchase of 3,299,987 shares that are exercisable within 60 days after August 25, 2010.

(5)               Includes options for the purchase of 164,124 shares that are exercisable within 60 days after August 25, 2010.

(6)               Includes options for the purchase of 87,825 shares that are exercisable within 60 days after August 25, 2010.

(7)               Includes options for the purchase of 408,374 shares that are exercisable within 60 days after August 25, 2010.

(8)               Includes options for the purchase of 258,064 shares that are exercisable within 60 days after August 25, 2010.

(9)               Includes options for the purchase of 128,000 shares that are exercisable within 60 days after August 25, 2010.

(10)         Includes options for the purchase of 128,000 shares that are exercisable within 60 days after August 25, 2010.

(11)         Includes options for the purchase of 127,260 shares that are exercisable within 60 days after August 25, 2010.

(12)         Includes options for the purchase of 178,000 shares that are exercisable within 60 days after August 25, 2010.

(13)         Includes options for the purchase of 40,000 shares that are exercisable within 60 days after August 25, 2010.

(14)         Includes options for the purchase of 128,000 shares that are exercisable within 60 days after August 25, 2010.

(15)         We have relied upon information furnished to the SEC in a Schedule 13G/A jointly filed on February 11, 2010 by Artisan Partners Holdings LP (“Artisan Holdings”), Artisan Investment Corporation (“Artisan Corp.”), Artisan Partners Limited Partnership (“Artisan Partners”), Artisan Investments GP LLC (“Artisan Investments”), ZFIC, Inc. (“ZFIC”), Andrew A. Ziegler and Carlene M. Ziegler.  Artisan Holdings, a registered investment adviser, is the sole limited partner of Artisan Partners, a registered investment adviser.  Artisan Investments is the general partner of Artisan Partners.  Artisan Corp. is the general partner of Artisan Holdings.  ZFIC is the sole stockholder of Artisan Corp. and Mr. Ziegler and Ms. Ziegler are the principal stockholders of ZFIC.  Of the shares reported, each of Artisan Holdings, Artisan Corp., ZFIC, Mr. Ziegler and Ms. Ziegler reported that they had shared voting power with respect to 8,044,610 shares and shared dispositive power with respect to 8,797,210 shares.  Artisan Partners and Artisan Investments each reported that it had shared voting power over 7,898,710 shares and shared dispositive power over 8,651,310 shares.  The shares reported were acquired on behalf of discretionary clients of Artisan Partners and Artisan Holdings.

(16)         We have relied upon information furnished to the SEC in a Schedule 13G filed on January 29, 2010 by BlackRock, Inc. (“BlackRock”).  Of the shares reported, BlackRock reported that it held 9,610,179 shares and has sole voting and sole dispositive power with respect to all shares.

(17)         We have relied upon information furnished to the SEC in a Schedule 13G/A filed on May 27, 2008 by the Cerullo Family Limited Partnership (the “Partnership”), the Cerullo Charitable Remainder Trust #1 UAD 12/21/2007 (“Trust No. 1”), the Cerullo Charitable Remainder Trust #2 UAD 12/21/2007 (“Trust No. 2”), and by John J. Cerullo and Geraldine F. Cerullo, each individually.  Of the shares reported, the Partnership reported that it held 3,939, 483 shares and had shared voting and dispositive power with respect to all of such shares; Trust No. 1 reported that it held 1,927,864 shares and had sole voting and dispositive power with respect to all of such shares; Trust No. 2 reported that it held 473,940 shares and had sole voting and dispositive power with respect to all of such shares; John J. Cerullo reported that he held 10,998,591 shares, including 4,657,304 shares held by JGC Investments Limited Partnership (“JGC”) and 2,401,804 shares held in Trust No. 1 and Trust No. 2 (the “Trusts”), for which he is trustee, and that he had sole voting and dispositive power with respect to 2,401,804 shares and shared voting and dispositive power with respect to 8,596,787 shares; and Geraldine F. Cerullo reported that she held 8,596,787 shares, including 4,657,304 shares held by JGC, and that she had shared voting and dispositive power with respect to 8,596,787 shares.  Shares owned by the Partnership are jointly owned by Mr. Cerullo and Ms. Cerullo through the Partnership.  Mr. Cerullo is the sole trustee for the Trusts and holds sole voting and dispositive power with respect to the shares held by the Trusts.

(18)         We have relied upon information furnished to the SEC in a Schedule 13G/A filed on February 12, 2010 by ClearBridge Advisors, LLC (“ClearBridge”), a registered investment adviser.  Of the shares reported, ClearBridge reported that it had sole voting power with respect to 8,222,249 shares and sole dispositive power with respect to 9,361,703 shares.

(19)         We have relied upon information furnished to the SEC in a Schedule 13D/A jointly filed on August 20, 2010 by Icahn Partners Master Fund LP (“Icahn Master”), Icahn Partners Master Fund II LP (“Icahn Master II”), Icahn Partners Master Fund III LP (“Icahn Master III”), Icahn Offshore LP (“Icahn Offshore”),  Icahn Partners LP (“Icahn Partners”), Icahn Onshore LP (“Icahn Onshore”), Beckton Corp. (“Beckton”), Hopper Investments LLC (“Hopper”), Barberry Corp. (“Barberry”), High River Limited Partnership (“High River”), Icahn Capital LP (“Icahn Capital”), IPH GP, LLC (“IPH”), Icahn Enterprises Holdings L.P. (“IEH”), Icahn Enterprises G.P. Inc. (“Icahn Enterprises”), and Carl C. Icahn.  Of the shares reported, Mr. Icahn reported that he had shared voting and dispositive power with respect to all 16,114,432 shares; High River reported that it held 3,222,886 shares and had sole voting and dispositive power with respect to all of such shares and each of Hopper, Barberry, and Mr. Icahn reported that they had shared voting and dispositive power with respect to such shares; Icahn Master reported that it held sole voting and dispositive power with respect to 5,532,689 shares and each of Icahn Offshore, Icahn Capital, IPH, IEH, Icahn Enterprises, Beckton, and Mr. Icahn reported that they had shared voting and dispositive power with respect to such shares; Icahn Master II reported that it held sole voting and dispositive power with respect to 1,936,729 shares and each of Icahn Offshore, Icahn Capital, IPH, IEH, Icahn Enterprises, Beckton and Mr. Icahn reported that they had shared voting and dispositive power with respect to such shares; Icahn Master III reported that it held sole voting and dispositive power with regard to 731,378 shares and each of Icahn Offshore, Icahn Capital, IPH, IEH, Icahn Enterprises, Beckton, and Mr. Icahn reported that they had shared voting and dispositive power with respect to such shares; and Icahn Partners reported that it had sole voting and dispositive power with respect to 4,690,750 shares and each of Icahn Onshore, Icahn Capital, IPH, IEH, Icahn Enterprises, Beckton, and Mr. Icahn reported that they had shared voting and dispositive power with respect to such shares.  Barberry is the sole member of Hopper, which is the general partner of High River.  Icahn Offshore is the general partner of each of Icahn Master, Icahn Master II and Icahn Master III.  Icahn Onshore is the general partner of Icahn Partners.  Icahn Capital is the general partner of each of Icahn Offshore and Icahn Onshore.  IEH is the sole member of IPH, which is the general partner of Icahn Capital.  Beckton is the sole stockholder of Icahn Enterprises, which is the general partner of IEH.  Mr. Icahn is the sole stockholder of each of Barberry and Beckton.  As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the reporting persons.  In addition, Mr. Icahn is the indirect holder of 92.3% of units representing limited partnership interests in Icahn Enterprises L.P. (“Icahn Enterprises LP”).  Icahn Enterprises is the general partner of Icahn Enterprises LP, which is the sole limited partner of IEH.  Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the shares which High River directly beneficially owns. Each of Hopper, Barberry and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes. Each of Icahn Offshore, Icahn Capital, IPH, IEH, Icahn Enterprises, Beckton and Mr. Icahn, by virtue of their relationships to each of Icahn Master, Icahn Master II and Icahn Master III may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the shares which each of Icahn Master, Icahn Master II and Icahn Master III directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, IEH, Icahn Enterprises, Beckton and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, IEH, Icahn Enterprises, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the shares which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, IEH, Icahn Enterprises, Beckton and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes.

(20)         We have relied upon information furnished to the SEC in a Schedule 13G/A jointly filed on February 12, 2010 by Waddell & Reed Financial, Inc. (“WDR”), Waddell & Reed Financial Services, Inc. (“WRFSI”), Waddell & Reed, Inc. (“WRI”), Waddell & Reed Investment Management Company (“WRIMCO”), and Ivy Investment Management Company (“IICO”).  Of the shares reported, WDR reported that it had indirect sole voting power and dispositive power over 14,296,986 shares, WRFSI and WRI each reported that it had indirect sole voting and dispositive power with respect to 10,609,125 shares; WRIMCO reported that it had direct sole voting and dispositive power with respect to 10,609,125 shares; and IICO reported that it had direct sole voting and dispositive power with respect to 3,687,861shares.  The shares reported are beneficially owned by one or more open-end investment companies or other managed accounts which are advised by WRIMCO or IICO.  WRI is a broker-dealer and underwriting subsidiary of WRFSI, a parent holding company. In turn, WRFSI is a subsidiary of WDR, a publicly traded company.  IICO is an investment advisory subsidiary of WDR.  WDR, WRFSI and WRI are deemed to have investment discretion over the securities due to their control relationship with IICO and WRIMCO pursuant to Rule 13f-1(b) of the Exchange Act.  IICO, WRIMCO, WRI, WRFSI and WDR are of the view that they are not acting as a “group” for purposes of Section 13(d).

Section 16(a) Beneficial Ownership Reporting Compliance

Based on a review of reports filed with the SEC by our directors and executive officers regarding their ownership and transactions in our common stock and written representations from those officers and directors, we believe that each executive officer and director complied with all filing requirements in a timely manner under Section 16(a) of the Exchange Act during fiscal 2010.

Audit Committee Report

This report of the Audit Committee of the Board of Directors describes the actions of the Audit Committee for the fiscal year ended May 31, 2010. This report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, as amended and shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Lawson specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into such filing.

The Audit Committee is responsible for retaining Lawson’s independent registered public accounting firm and approving the services it will perform. Pursuant to the charter adopted by the Board in 2002 and amended in June 2005, May 2006, June 2007, and July 2009 the Audit Committee acts on behalf of the Board of Directors to oversee Lawson’s financial reporting processes and the adequacy of its internal controls. The Audit Committee reviews financial and operating reports and disclosures, including Lawson’s reports filed on Forms 10-K and 10-Q. The Committee also reviews the performance of Lawson’s internal auditor and independent registered public accounting firm.

Management is responsible for the reporting processes and the preparation and presentation of financial statements and the implementation and maintenance of internal controls. Lawson’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of Lawson’s audited financial statements to accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with Lawson’s consolidated financial statements for the fiscal year ended May 31, 2010, the Audit Committee has:

•       Reviewed and discussed the audited financial statements and the fair and complete presentation of Lawson’s results with management and representatives of PricewaterhouseCoopers LLP, Lawson’s independent registered public accounting firm for fiscal 2010;

•       Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•       Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the audit committee concerning independence, and has discussed the independence of PricewaterhouseCoopers LLP with representatives of PricewaterhouseCoopers LLP; and

•       Considered whether PricewaterhouseCoopers LLP’s provision of other non-audit services to Lawson is compatible with the independent registered public accounting firm’s independence, and pre-approved fees for audit and non-audit services.

Based on the review and discussions referred to above, the Audit Committee recommended to Lawson’s Board of Directors that Lawson’s audited financial statements be included in Lawson’s Annual Report on Form 10-K for the fiscal year ended May 31, 2010 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Michael A. Rocca, Chair

Steven C. Chang

Peter Gyenes

PROPOSAL NUMBER 2—RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Based on the recommendation of the Audit Committee, the Board of Directors has selected PricewaterhouseCoopers LLP, referred to as PwC, as our independent registered public accounting firm for the fiscal year that began June 1, 2010 and has further directed that management submit the selection of PwC for ratification by stockholders at the annual meeting. PwC has audited our financial statements since 1995. A representative of PwC is expected to be present at the annual meeting. The representative will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

None of the provisions of our Bylaws, other governing documents or applicable law require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, the Board is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the best interests of us and our stockholders. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of PwC. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker “non-votes” are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Independent Registered Public Accounting Firm Fees and Services

For the fiscal years ended May 31, 2010, and May 31, 2009, PwC served as our independent registered public accounting firm. The following table presents the aggregate fees incurred for audit and audit-related services rendered by PwC during fiscal 2010 and 2009, respectively. The fees listed below were pre-approved by our Audit Committee.

Service Type	Fiscal 2010	Fiscal 2009

Audit Fees (1)	$4,312,032	$4,081,492
Audit-Related Fees (2)	94,157	37,944
Tax Fees (3)	1,070,057	1,464,727
All Other Fees (4)	370,850	25,903
Total	$5,847,096	$5,610,066

(1)             Consists of fees incurred for the integrated audit of our consolidated financial statements and internal controls over financial reporting, audits of our statutory financial statements and review of our interim financial statements.

(2)             Consists of fees incurred for audits of our employee benefit plan and services related to regulatory matters.

(3)             Consists of fees incurred for tax compliance, international tax planning and tax advisory services.

(4)             Consists of fees incurred for a subscription to an accounting and reporting library and fees related to a current state assessment of certain of our reporting processes.

The Audit Committee, after a review and discussion with PwC of the preceding information, determined that the provision of these services was compatible with maintaining PwC’s independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee adopted pre-approval policies and procedures for audit and non-audit services in March 2003. Since the date of adoption, the Audit Committee has approved all of the services performed by PwC.

Board Voting Recommendation

The Board recommends that stockholders vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending on May 31, 2011. Proxies will be voted FOR the proposal unless otherwise specified.

If the appointment of PricewaterhouseCoopers LLP were not to be ratified by the stockholders, the Board would not be required to appoint another independent registered public accounting firm, but would give consideration to an unfavorable vote.

PROPOSAL 3: APPROVAL OF THE
LAWSON SOFTWARE, INC. 2010 STOCK INCENTIVE PLAN

Introduction

On June 24, 2010 the Board of Directors adopted the Lawson Software, Inc. 2010 Stock Incentive Plan (the “2010 Plan”), subject to stockholder approval at the Annual Meeting. Upon approval of the 2010 Plan by our stockholders, no further awards will be made under the Lawson Software, Inc. 2001 Stock Incentive Plan (the “2001 Plan”) or the Lawson Software, Inc. 1996 Stock Incentive Plan (the “1996 Plan”).

The 2010 Plan is intended to advance the interests of the Company and its stockholders by enabling the Company and its subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the achievement of the Company’s economic objectives.

The 2010 Plan authorizes the issuance of 20,000,000 shares of our common stock. Under the terms of the 2010 Plan, the pool of shares available for issuance may be used for all types of awards available under the 2010 Plan, which includes stock options, stock appreciation rights, restricted stock awards, stock unit awards and performance awards, as described in more detail below. Under the fungible pool formula in the 2010 Plan, the authorized share limit will be reduced by one share of our common stock for every one share subject to an option or stock appreciation right granted under the 2010 Plan and by 1.75 shares of our common stock for every one share subject to an award other than an option or stock appreciation right.

Stockholder Approval Requirement

Stockholder approval of the 2010 Plan is necessary in order for us to (i) meet the stockholder approval requirements of NASDAQ, (ii) take tax deductions for certain compensation resulting from awards granted under the 2010 Plan qualifying as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”), and (iii) grant incentive stock options under the 2010 Plan.

Equity Plan Guiding Principles

The 2010 Plan incorporates the following guiding principles as key features of the 2010 Plan:

•            No Repricing or Replacement of Underwater Options or Stock Appreciation Rights.  The 2010 Plan prohibits, without stockholder approval, actions to reprice, replace or repurchase options or stock appreciation rights when the exercise price per share of an option or stock appreciation right exceeds the fair market value of the underlying shares.

•            No In-the-Money Option or Stock Appreciation Right Grants.  The 2010 Plan prohibits the grant of options or stock appreciation rights with an exercise price less than the fair market value of our Common Stock on the date of grant (except in the limited case of “substitute awards” as described below).

•            Double Trigger Accelerated Vesting/Payment Following a Change in Control.  The 2010 Plan provides that if outstanding awards are continued, assumed or replaced in connection with a change in control, accelerated vesting or payment of an award will occur only if employment is terminated involuntarily or for “good reason” within two years of the change in control.

•            Minimum Vesting Period for Awards.  For awards other than options and stock appreciation rights, a minimum vesting period of three years is prescribed for awards subject only to service-based vesting conditions and one year for awards subject to performance-based vesting conditions, subject only to limited exceptions.

•            No Liberal Share Counting.  Shares delivered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award, shares repurchased by the Company using option exercise proceeds and any shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon its exercise may not be used again for new grants.

•            Independent Administration.  The Compensation Committee of our Board, which consists of only independent directors, will have overall administrative authority over the 2010 Plan if it is approved by stockholders, and only the committee may make awards to executive officers and directors.

The material features of the 2010 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2010 Plan, a copy of which is attached as an appendix to this proxy statement, and is available through the SEC’s website at http://www.sec.gov. A copy of the 2010 Plan may also be obtained from the Company.

Eligible Participants

All employees, consultants, advisors and independent contractors of the Company or any subsidiary, as well as all non-employee directors of the Company, will be eligible to receive awards under the 2010 Plan, subject to the applicable laws of a participant’s country of residence. An individual who receives an award under the 2010 Plan is referred to as a “Participant.” As of May 31, 2010, there were approximately 3,900 persons employed by or otherwise in the service of the Company and its subsidiaries.

Available Shares and Limitations on Awards

A maximum of 20,000,000 shares of common stock are available for issuance under the 2010 Plan. Under the terms of the 2010 Plan:

•            No Participant may be granted awards denominated in shares of common stock relating to more than 3,000,000 shares of Common Stock in the aggregate during any calendar year;

•            No Participant may be granted awards denominated in cash in an amount in excess of $5 million in the aggregate during any calendar year; and

•            No more than 20,000,000 shares of common stock may be issued pursuant to the exercise of incentive stock options.

All of the foregoing share limitations are subject to adjustment for changes in the corporate structure or shares of the Company, as described below. The shares of common stock covered by the 2010 Plan may be treasury shares or authorized but unissued shares.

Shares of common stock that are issued under the 2010 Plan or that are potentially issuable pursuant to outstanding awards will reduce the maximum number of shares remaining available for issuance under the Plan by one share for each share issued or issuable pursuant to an option or stock appreciation right award, and by 1.75 shares for each share issued or issuable pursuant to an award other than an option or stock appreciation right.

Any shares of common stock subject to an award under the 2010 Plan that expires, is forfeited or terminated or is settled or paid in cash will, to the extent of such expiration, forfeiture or settlement, automatically again become available for issuance under the 2010 Plan. Each share that again becomes available for issuance will be added back as (i) one share if the share was subject to an option or stock appreciation right granted under either the 2010 Plan, or (ii) 1.75 shares if the share was subject to an award other than an option or stock appreciation right granted under the 2010 Plan. However, any shares tendered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award, any shares repurchased by the Company using option exercise proceeds and any shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on its exercise may not be used again for new grants.

Awards granted under the 2010 Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity acquired by or combined with the Company or any of its subsidiaries (referred to as “substitute awards”) will not reduce the number of shares of common stock authorized for issuance under the 2010 Plan. Additionally, if a company acquired by or combined with the Company or any of its subsidiaries has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of that pre-existing plan may be used for awards under the 2010 Plan and will not reduce the shares authorized for issuance under the 2010 Plan, but only if the awards are made to individuals who were not employed by or providing services to the Company or any of its subsidiaries immediately prior to such acquisition or combination.

Share Adjustment Provisions

If certain transactions with the Company’s stockholders occur that cause the per share value of the common stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations (referred to as “equity restructurings”), the Committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the 2010 Plan, (ii) outstanding awards as to the class, number of shares and price per share, and (iii) award limitations prescribed by the 2010 Plan. Other types of transactions may also affect the common stock, such as reorganizations, mergers or consolidations. If there is such a transaction and the Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the 2010 Plan, the Committee will make such adjustments as it may deem equitable.

Administration

The 2010 Plan will be administered by a committee of the Board consisting of not less than two members, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, “independent” as required by the listing standards of NASDAQ, and “outside directors” within the meaning of Section 162(m) of the Code. The committee administering the 2010 Plan are referred to as the “Committee.” To the extent consistent with applicable law and except with respect to participants who are directors or executive officers, the Committee may delegate its duties, power and authority under the 2010 Plan to any of its members, to officers of the Company or, in connection with non-discretionary administrative duties, to one or more agents or advisors.  All equity awards to non-employee directors must be approved by the independent members of the Committee.

The Committee has the authority to determine all provisions of awards under the 2010 Plan consistent with its terms, to establish, amend or rescind rules to administer the 2010 Plan, to interpret the 2010 Plan and any related award agreement, and to pay the intrinsic value of any award in the form of cash, common stock or any combination of both. The Committee may also amend the terms of outstanding awards to the extent permitted under the 2010 Plan, which limits the Committee’s authority to accelerate exercisability or vesting of an award or terminate restrictions relating to an award except (i) in connection with a change in control of the Company or a participant’s death, disability or retirement, or (ii) to the extent such actions affect no more than 5% of the shares authorized for issuance under the 2010 Plan. Unless an amendment to the terms of an award is necessary to comply with applicable laws or stock exchange rules, a Participant who would be adversely affected by such an amendment must consent to it. Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2010 Plan also prohibits the Committee from seeking to effect, without prior approval of the Company’s stockholders, any re-pricing of any outstanding “underwater” option by:

•            Amending or modifying the terms of the underwater option to lower the exercise price;

•            Canceling the underwater option and granting in exchange replacement options or stock appreciation rights having a lower exercise price, or other forms of awards under the 2010 Plan; or

•            Repurchasing the underwater option.

For purposes of the 2010 Plan, an option is deemed to be “underwater” at any time when the fair market value of the Common Stock is less than the exercise price of the option.

Subject to certain limits in the 2010 Plan, the Committee may also establish subplans or amend the terms of the 2010 Plan or awards with respect to Participants resident outside of the United States or employed by a non-U.S. subsidiary in order to comply with local legal requirements, otherwise protect the Company’s or subsidiary’s interests, meet objectives of the 2010 Plan, or qualify for preferred tax treatment under foreign tax laws.

Types of Awards

The 2010 Plan allows the Company to award eligible recipients stock options, stock appreciation rights, restricted stock awards, stock unit awards and performance awards. These types of awards are described in more detail below.

Options.    Employees of the Company or any subsidiary may be awarded options to purchase common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Code, and any eligible recipient may be awarded options to purchase common stock that do not qualify as incentive stock options, referred to as

“non-statutory options.” The exercise price to be paid by a Participant at the time an option is exercised may not be less than 100% of the fair market value of one share of common stock on the date of grant, unless the option is granted as a substitute award as described earlier. “Fair market value” under the 2010 Plan means the closing sale price of the common stock during the regular daily trading session on NASDAQ as of a specified date. As of August 25, 2010, the fair market value of a share of common stock on NASDAQ was $7.67.

The total purchase price of the shares to be purchased upon exercise of an option will be paid in cash unless the Committee allows exercise payments to be made, in whole or in part, (i) by delivery of a broker exercise notice (pursuant to which a broker or dealer is irrevocably instructed to sell enough shares or loan the Participant enough money to pay the exercise price and to pay such amount to the Company), (ii) by delivery to the Company (or attestation as to ownership) of shares of common stock already owned by the Participant, (iii) by a “net exercise” of the option in which the number of shares of common stock issued upon the exercise is reduced by the largest number of whole shares having a fair market value on the exercise date that does not exceed the aggregate exercise price for the shares exercised, or (iv) by a combination of such methods. Any shares of common stock delivered or covered by an attestation will be valued at their fair market value on the exercise date.

The aggregate fair market value of shares of common stock with respect to which incentive stock options may become exercisable for the first time during any calendar year by any Participant (under all equity compensation plans of the Company or any subsidiary) may not exceed $100,000. Any incentive stock options in excess of these amounts will be treated as non-statutory options.

Options will vest and become exercisable at such time and in such installments as may be determined by the Committee, and the Committee may impose conditions or restrictions to the exercisability of an Option, including that the Participant remain continuously employed by the Company or a subsidiary for a certain period or that the Participant or the Company (or any subsidiary, division or other business unit of the Company) satisfy specified performance criteria. An Option may not become exercisable, nor remain exercisable after 10 years from its date of grant.

Stock Appreciation Rights.    A stock appreciation right is the right to receive a payment from the Company, in the form of shares of common stock, cash or a combination of both, equal to the difference between the fair market value of a specified number of shares of common stock on the date of exercise and the specified exercise price of such shares. Stock appreciation rights will be subject to such terms and conditions, consistent with the other provisions of the 2010 Plan, as may be determined by the Committee. The Committee will have the sole discretion to determine the form in which payment of the intrinsic value of stock appreciation rights will be made to a Participant or to consent to or disapprove the election by a Participant of the form of such payment.

The exercise price per share of a stock appreciation right will be determined by the Committee at the date of grant but may not be less than 100% of the fair market value of one share of common stock on the date of grant, unless the stock appreciation right is granted as a substitute award as described earlier or, under certain circumstances, as part of a “tandem” grant described below. A stock appreciation right will vest and become exercisable at such time and in such installments as may be determined by the Committee, but no stock appreciation right may be exercisable after 10 years from its date of grant.

Stock appreciation rights may be granted in tandem with an option, either at the time of grant of the option or at any time thereafter during the term of the option. A stock appreciation right granted in tandem with an Option shall cover the same number of shares of common stock as covered by the Option (or such lesser number as the Committee may determine) and shall be subject to the same terms and conditions as the option, including the same exercise price. Upon the exercise of a stock appreciation right or option granted in tandem with each other, the exercise of one will result in the automatic cancellation of the other to the extent of the number of shares subject to the exercise.

Restricted Stock Awards.    A restricted stock award is an award of common stock that vests at such times and in such installments as may be determined by the Committee and, until it vests, is subject to restrictions on transferability and the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the Participant remain continuously employed by, or in the service of, the Company or a subsidiary for a certain period or that the Participant or the Company (or any subsidiary, division or other subunit of the Company) satisfy specified performance criteria.

Unless the Committee determines otherwise, any dividends (other than regular quarterly cash dividends paid with respect to restricted stock awards that are subject only to service-based vesting conditions) or distributions paid with respect to shares of common stock subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the shares to which such dividends or distributions relate. The Committee may provide in any restricted stock award agreement for the waiver by the Participant of any right to receive dividends and distributions on unvested shares of restricted stock.

Stock Unit Awards.    A stock unit award is a right to receive the fair market value of one or more shares of common stock, payable in cash, shares of common stock, or a combination of both, the payment, issuance, retention and/or vesting of which is subject to the satisfaction of specified conditions, which may include achievement of specified performance criteria or other objectives. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the 2010 Plan, as may be determined by the Committee.

Performance Awards.    A performance award represents the right to receive an amount of cash, shares of common stock, or a combination of both, contingent upon achievement of specified performance criteria or other objectives during a specified period. Performance awards will be subject to such terms and conditions, consistent with the other provisions of the 2010 Plan, as may be determined by the Committee.

Term and Amendment of the 2010 Plan

Unless terminated earlier, the 2010 Plan will terminate at midnight on the tenth anniversary of its approval by the Company’s stockholders. Awards outstanding under the 2010 Plan at the time it is terminated may continue to be exercised, earned or become free of restriction, according to their terms. The Board may suspend or terminate the 2010 Plan or any portion of it at any time. In addition to the Committee’s authority to amend the 2010 Plan with respect to Participants resident outside of the United States or employed by a non-U.S. subsidiary, the Board may amend the 2010 Plan from time to time, but no amendments to the 2010 Plan will be effective without stockholder approval if it is required under Sections 162(m) or 422 of the Code or under the rules of NASDAQ or other stock exchange, or if the amendment seeks to modify the prohibitions on underwater option re-pricing discussed above.

Termination, suspension or amendment of the 2010 Plan will not adversely affect any outstanding award without the consent of the affected Participant, except for (i) adjustments in the event of changes in capitalization or a change in control of the Company, or (ii) amendments necessary to comply with applicable laws or stock exchange rules.

Transferability of Awards

In general, no right or interest in any award under the 2010 Plan may be assigned or transferred by a Participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered. However, upon a Participant’s request, the Committee may permit a Participant to transfer all or a portion of a non-statutory stock option or stock appreciation right, other than for value, to certain of the Participant’s family members or related family trusts, foundations or partnerships. Any permitted transferee of such an award will remain subject to all the terms and conditions of the award applicable to the Participant.

Performance-Based Compensation Under Section 162(m)

At any time when the Committee is comprised solely of two or more outside directors meeting the requirements of Section 162(m) of the Code, it may grant restricted stock, stock unit and performance awards under the 2010 Plan to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be “performance-based compensation” within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Under current IRS interpretations, a “covered employee” is the chief executive officer of the Company and any other executive officer (other than the chief financial officer) who is among the three other most highly compensated officers employed by the Company at a year-end. Under the 2010 Plan, these performance-based awards may be either equity or cash awards or a combination of the two. Participants are only entitled to receive payment for a Section 162(m) performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. Options and stock appreciation rights granted under the 2010 Plan need not be conditioned upon the achievement of performance goals in order to constitute performance-based compensation for Section 162(m) purposes.

The pre-established performance goals set by the Committee must be based on one or more of the following performance criteria specified in the 2010 Plan for the Company or any of its business units: net revenue; operating income; net income; net income per share (basic or diluted); earnings before or after any one or more of taxes, interest, depreciation and amortization; profitability as measured by return ratios (including return on invested capital, return on assets, return on equity, return on investment and return on sales); cash flow; market share; cost reduction goals; margins (including one or more of gross, operating and net income margins); stock price; total return to stockholders; economic value added; working capital and strategic plan development and implementation.

The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, subsidiary or business unit performance, and may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or by relative comparison to the performance of other companies or any other external measure of the selected criteria. The Committee will define in an objective fashion the manner of calculating the performance goals based on the performance criteria it selects to use in any performance period, and will establish such performance goals within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). In determining the actual amount to be paid with respect to an individual performance-based award for a performance period, the Committee may reduce (but not increase) the amount that would otherwise be payable as a result of satisfying the applicable performance goals.

Approval of the 2010 Plan at the Annual Meeting will be deemed to include, among other things, approval of the eligibility of executive officers and other employees to participate in the 2010 Plan, the performance criteria upon which awards intended to be “performance-based compensation” under Section 162(m) may be made, and the qualification of options and stock appreciation rights granted under the 2010 Plan as “performance-based compensation” for purposes of Section 162(m).

Change in Control of the Company

If a change in control of the Company occurs, then the consequences will be as described in this paragraph unless the Committee provides otherwise in an applicable award agreement. If any outstanding award is continued, assumed or replaced by the Company or the surviving or successor entity in connection with the change in control, and if within two years after the change in control a Participant’s employment or other service is terminated without cause or is terminated by the Participant for good reason, then (i) each of the Participant’s outstanding options and stock appreciation rights will become exercisable in full and remain exercisable for the remaining term of the award, (ii) each of the Participant’s unvested restricted stock awards, stock unit awards and performance awards will fully vest, and (iii) any performance goals applicable to the Participant’s restricted stock awards, stock unit awards and performance awards will be deemed to have been satisfied to the maximum degree. If any outstanding award is not continued, assumed or replaced in connection with the change in control, then the same consequences as specified in clauses (i) through (iii) of the previous sentence will occur in connection with a change in control unless and to the extent the Committee elects to terminate such awards in exchange for a payment with respect to each award in an amount equal to the excess, if any, between the fair market value of the shares subject to the award immediately prior to the effective date of such change in control (which may be the fair market value of the consideration to be received in the change of control transaction for the same number of shares) over the aggregate exercise price (if any) for the shares subject to such award (or, if there is not excess, such award may be terminated without payment).

For purposes of the 2010 Plan, the following terms have the meanings indicated:

•            A “change in control” of the Company generally occurs if (i) a person or group acquires 50% or more of the Company’s outstanding voting power; (ii) certain changes occur in the composition of a majority of the Board of Directors; (iii) the Company is involved in a merger or consolidation (unless the Company’s voting securities immediately prior to the transaction continue to represent over 50% of the voting power of the Company or the surviving entity immediately after the transaction); (iv) a plan of complete liquidation or dissolution of the Company is consummated; or (v) the Company sells all or substantially all of its assets (other than to an entity more than 50% of the voting power of which is owned by stockholders of the Company immediately prior to the sale transaction.

•            “Cause” generally means the termination of the Participant’s employment initiated by the Company because of:  (i) if the Participant has entered into any written and executed contract(s) with the Company, any material breach by the Participant of such contract (as reasonably determined by the Company) and which is not or cannot reasonably be cured within 10 days after written notice from the Company to the Participant; (ii) any material violation by the Participant of the Company’s policies, rules or regulations (as reasonably determined by the Company) and which is not or cannot be reasonably cured within 10 days after written notice from the Company to the Participant; or (iii) commission of any material act of fraud, embezzlement or dishonesty by the Participant (as reasonably determined by the Company).

•            “Good reason” for termination generally refers to (i) a job reassignment that is not at least of comparable responsibility or status as the assignment in effect immediately prior to the change in control; (ii) a reduction in the Participant’s Base Pay as in effect immediately prior to a change in control; (iii) a material modification of the Company’s incentive compensation program (that is adverse to the Participant) as in effect immediately prior to a change in control; (iv) except as otherwise required by applicable law, the failure by the Company to provide employee benefit programs and plans (including any stock ownership and stock purchase plans) that provide substantially similar benefits, in terms of aggregate monetary value, at substantially similar costs to the Participant as the benefits provided in effect immediately prior to a change in control; or ; (v) requiring the Participant to be based at a location more than 30 miles from the principal location of the Participant’s work prior to the change in control. The Company must be provided a 30-day period to remedy any conditions claimed to constitute “good reason.”

Effect of Termination of Employment or Other Services

If a Participant ceases to be employed by or perform other services for the Company and all subsidiaries, awards under the 2010 Plan then held by the Participant will be treated as set forth below unless provided otherwise in the applicable award agreement or by action of the Committee.

Upon termination of the Participant due to death or disability, (i) all outstanding options and stock appreciation rights will become immediately exercisable in full and will remain exercisable for a period of five years (but in no event after the expiration date of the option or stock appreciation right), (ii) all unvested restricted stock awards and stock unit awards that are subject only to service-based vesting conditions will become fully vested, and (iii) service-based vesting conditions associated with unvested restricted stock awards, stock unit awards and performance awards that are also subject to performance-based vesting conditions will be deemed satisfied, but the vesting of such awards will occur only when and to the extent the applicable performance goals are satisfied.

Upon termination of the Participant due to retirement, (i) all outstanding options and stock appreciation rights that have been outstanding at least six months will become immediately exercisable in full and will remain exercisable for a period of five years (but in no event after the expiration date of the option or stock appreciation right), and any options and stock appreciation rights not outstanding for at least six months will be forfeited, (ii) all unvested restricted stock awards and stock unit awards that are subject only to service-based vesting conditions will vest pro-rata based on time worked during the vesting period, and (iii) service-based vesting conditions associated with unvested restricted stock awards, stock unit awards and performance awards that are also subject to performance-based vesting conditions will vest pro-rata based on time worked during the  performance period, but the vesting of such awards will occur only when and to the extent the applicable performance goals are satisfied.Upon termination of the Participant for any reason other than death, disability, retirement or cause, (i) all outstanding options and stock appreciation rights will remain exercisable to the extent already exercisable as of such termination for a period of three months thereafter (but in no event after the expiration date of any such award), and (ii) all unvested restricted stock awards, stock unit awards and performance awards will be forfeited. Upon termination for cause, all rights of the Participant under the 2010 Plan and any award agreements will immediately terminate without notice of any kind.

The Committee retains discretion under the 2010 Plan to provide for different consequences in connection with or as a result of the ending of an employment or service provider relationship, subject to the requirements that (i) no award may remain exercisable or continue to vest for more than two years beyond the earlier of the date such award would have terminated if not for the Committee’s action or the award’s expiration date, (ii) no action by the Committee may adversely affect any outstanding award without the consent of the Participant, and (iii) no action may be taken by the Committee to accelerate the vesting or exercisability of an award or waive restrictions on an award except in connection with a change in control of the Company or a Participant’s death, disability or retirement, or to the extent such actions affect no more than 5% of the shares authorized for issuance under the 2010 Plan.

Dividends and Dividend Equivalents

No adjustment will be made in the amount of cash payable or in the number of shares of common stock issuable under awards under the 2010 Plan denominated in or based on the value of shares of common stock as a result of cash dividends or distributions paid to stockholders generally at any time prior to the issuance of shares under such awards. The Committee may, however, provide that a Participant will be entitled to receive dividend equivalents in connection with stock unit awards and performance awards, generally in the form of a credit to an account for the benefit of the Participant, for any such dividends and distributions. Dividend equivalents credited with respect to unvested portions of stock unit awards or performance awards subject to performance-based vesting will be subject to the same restrictions as the underlying shares or units. No dividend equivalents may be paid or credited with respect to options and stock appreciation rights.

Federal Income Tax Consequences

The following description of U.S. federal income tax consequences of awards made under the 2010 Plan is based on current statutes, regulations and interpretations, all of which are subject to change, possibly with retroactive effect. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual Participant who receives an award.

Non-Statutory Options.    If a Participant is granted a non-statutory option under the 2010 Plan, the Participant will not recognize taxable income upon the grant of the option. Generally, the Participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The Participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the Participant recognizes ordinary income.

Incentive Stock Options.    A Participant receiving an incentive stock option will not recognize taxable income upon grant. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the Participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for non-statutory options will apply.

Other Awards.    The current federal income tax consequences of other awards authorized under the 2010 Plan generally follow certain basic patterns. Stock appreciation rights are taxed and deductible in substantially the same manner as non-statutory options. An award of nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition by a Participant in an amount equal to the fair market value of the shares received (determined as if the shares were not subject to any risk of forfeiture) at the time the restrictions lapse and the shares vest, unless the Participant elects under Section 83(b) of the Code to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards and performance awards generally result in income recognition by a Participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the Participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Section 162(m) of the Code.    Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000, unless, among other exceptions, the compensation qualifies as “performance-based compensation.” The 2010 Plan is designed to meet the requirements of Section 162(m), but awards other than options and stock appreciation rights granted under the 2010 Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m), including that the maximum amount of compensation a covered employee may receive is based on the satisfaction of pre-established performance goals.

Section 409A of the Code.    The foregoing discussion of tax consequences of awards under the 2010 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected Participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax, and would be required to pay interest on the tax that would have been paid but for the deferral. The 2010 Plan will be administered in a manner intended to comply with Section 409A.

Incentive Awards Under the 2010 Plan

As of the date of this Proxy Statement, the Committee has not approved any awards under the 2010 Plan. Neither the number nor types of future 2010 Plan awards to be received by or allocated to particular Participants or groups of Participants is presently determinable. Information regarding awards made under our Amended and Restated 1996 Stock Incentive Plan and our Amended and Restated 2001 Stock Incentive Plan to the Company’s named executive officers is provided under the caption “Grants of Plan-Based Awards For 2009” in this proxy statement.

Equity Compensation Plan Information

The following table reflects information related to our equity compensation plans as of May 31, 2010:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average-Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (3)

Plans approved by stockholders	16,618,733	$6.24	32,360,700
Plans not approved by stockholders	—	—	—
Total	16,618,733	$6.24	32,360,700

(1)          Includes outstanding stock options, restricted stock awards and restricted stock units granted under our 1996 and 2001 Stock Incentive Plans.

(2)          This reflects the weighted-average-exercise price of outstanding options only as the restricted stock awards and restricted stock units do not have stated exercise prices.

(3)          Includes 1,090,833 shares available under our 1996 Stock Incentive Plan, 15,100,803 shares available under our 2001 Stock Incentive Plan and 16,169,064 shares available under our 2001 Employee Stock Purchase Plan.  No further grants will be made under the 1996 and 2001 Stock incentive Plans upon adoption of the 2010 Stock Incentive Plan.

Board of Directors’ Recommendation

The Board of Directors recommends that the stockholders vote FOR approval of the 2010 Plan. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the 2010 Plan. If the 2010 Plan is not approved by the stockholders, no awards will be granted under the 2010 Plan and the Amended and Restated 2001 Stock Incentive Plan will remain in place without change.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the key principles and approaches used to determine the compensation of the named executive officers listed in the Summary Compensation Table and should be read in conjunction with the tables and narrative included in the rest of the Executive Compensation section of this proxy statement. All compensation paid to the named executive officers is determined by the Compensation Committee of the Board of Directors, which is composed solely of independent non-management directors who meet regularly during the fiscal year. The Compensation Committee has retained the firm of Frederic W. Cook as its outside compensation consultant.

Introduction and Overview

Our compensation policies and practices are designed to place a heavy emphasis on rewarding performance and providing incentives to drive business and financial results.  In addition to aligning the interests of our executive officers with our stockholders, we believe that our policies and practices are designed such that they do not create or encourage risks that would threaten our business or have a material adverse effect on the Company.

In fiscal 2010, a significant percentage of the total target cash compensation of the named executive officers was based on performance with the only fixed compensation element being base salary and certain employee benefits.  Some of the key components of our compensation programs that have contributed to our business results are briefly highlighted below and discussed in more detail throughout this Compensation Discussion and Analysis.

•                  A mix of compensation elements are used, including base salary, annual cash incentive bonus and long-term incentives that are within the median range of our peer companies and market survey data.

•                  Base salary values are competitive at the market median and not subject to performance risk.

•                  A robust planning process is used each year to establish financial and business performance metrics for incentive plans that are designed to be challenging and yet achievable.

•                  Annual cash incentive plans were capped at 125% of target for the Executive Leadership Results Plan (“ELRP”).  For Messrs. Balmforth and Hager, in addition to the ELRP cap, the quarterly Group Income was capped at 100%, but the annual Group Income was uncapped to reward for consistency in performance.

•                  Long-term equity awards are weighted approximately 50% to stock options that vest over four years for alignment with shareholders, 15% to time-based RSUs for retention incentive, and 35% to performance-based RSUs focused on fiscal 2010 financial objectives.

•                  The equity performance target was established at the beginning of the fiscal year with a specific focus on non-GAAP operating income as a percentage of revenue to drive business results.

•                  Policies are in place to recover improper payments or gains from incentive compensation paid to executives.

•                  We have in place a balanced change in control severance plan that provides our officers the following severance after a change of control and termination of employment (a so-called “double-trigger”): two times base compensation and two times average annual incentive compensation earned.

Fiscal Year 2010 Compensation Decisions and Developments

Summarized below are key compensation decisions and developments for fiscal year 2010 for our named executive officers:

•                  Base salaries for fiscal year 2010 were not adjusted for any named executive officer for merit due to the economic and business environment.

•                  In connection with the promotion of Mr. Schulz to Senior Vice-President and Chief Financial Officer, his base salary and target annual bonus opportunity were increased.  He also received a special RSU and stock option grant due to his promotion.

•                  In connection with the significantly expanded roles of Messrs. Balmforth and Hager, base salaries were increased to ensure they were aligned relative to comparison companies and the marketplace.

•                  Incentive cash compensation for Messrs. Debes, Schriesheim, Schulz, and Tolkmit were based entirely on the Company-wide financial measure of non-GAAP operating income as a percentage of revenue.  Messrs. Hager and Balmforth incentive cash compensation was based on a combination of non-GAAP operating income as a percentage of revenue and specific business unit goals.

•                  Beginning with fiscal year 2011, our long-term equity plan will have an overlapping three-year performance period to reduce the incentive to maximize performance in any one period and will focus on our three-year strategic plan by measuring earnings per share and total non-GAAP revenue; our cash incentive plan will be measured based on Company-wide non-GAAP operating income as a percentage of revenue and total non-GAAP revenue.

•                  The performance-based RSU component of our long-term equity plan for the end of fiscal 2010 vested in July 2010 as a result of the non-GAAP operating income as a percent of revenue financial measure being above the established threshold of 15.0%.

•                  Incentive cash compensation payments for Company-wide performance were paid in aggregate for both the quarterly and annual components at 125% of target award opportunities as a result of the non-GAAP operating income as a percentage of revenue being achieved above the established goals.

•                  In return for executing a non-compete agreement, Messrs. Balmforth and Hager received a cash payment of 1% of their base salary and target incentive and are eligible to receive 12 months severance (base salary less taxes) if their employment is terminated without cause and the termination is not within 24 months after a Change in Control of Lawson.

Fiscal 2010 Executive Compensation Program

Elements of Compensation.   The fiscal 2010 compensation program for our named executive officers included the following elements:

Elements of Executive Compensation

Element	Form of Compensation	Purpose	Metric(s)

Base Salary	Cash	Provide competitive, fixed compensation to attract and retain exceptional executive talent	Salaries are reviewed each year and may be adjusted based on the person’s prior year performance and economic conditions

Incentive Cash Compensation	Cash	Create a strong financial incentive for achieving the Company’s financial goals	Company financial metrics for all named executive officers and business unit financial metrics for Messrs. Balmforth and Hager

Equity-Based Compensation	Stock options and RSUs	Create a strong financial incentive for achieving or exceeding long-term performance goals and encourage a significant equity stake in Lawson	Lawson common stock price and Company financial metrics for all named executive officers for performance-based RSUs

Health, Retirement and Other Benefits	Eligibility to participate in benefit plans generally available to our employees, including vacation, retirement, stock purchase, health, life insurance and disability plans	Plans are part of our broad-based employee benefits program	Not performance-based

Executive Benefits and Perquisites

Our named executive officers may also be eligible for other benefits or perquisites including: annual executive physical exam; personal estate and financial planning; personal umbrella liability insurance; one airline travel club membership; reimbursement of certain personal travel expenses; relocation assistance; auto allowance; reimbursement of certain expenses related to extended foreign assignments including travel, living, tax planning/ preparation, cost of living, and related tax gross-ups.

		Provide competitive benefits to promote the health, well-being and financial security of our executive officers	Not performance-based

How We Determine Compensation.   The Compensation Committee is responsible for determining and approving executive officer compensation each year. In addition, the Compensation Committee oversees the development, evaluation and approval of equity-based compensation for all employees, including our executive officers. The Compensation Committee’s annual review includes consideration of several factors, including: (i) the relationship between executive compensation and corporate performance and returns to stockholders; (ii) the qualitative or quantitative measures of corporate performance to be used in the determination of executive compensation; and (iii) market data of comparably sized companies to assess our competitive position for three principle components of executive compensation—base salary, cash incentive compensation and equity-based compensation.

Role of Independent Compensation Consultant in Determining Compensation.   Since October 2005, the Compensation Committee has retained the independent consulting firm of Frederic W. Cook to assist the committee with executive compensation planning each year. The Compensation Committee believes that Frederic W. Cook’s assessment helps ensure that executive compensation is in line with our stated objectives and reasonable when compared to the market for executive talent. In addition, the engagement of an independent consultant enhances the overall independence of the Compensation Committee’s decision-making. Frederic W. Cook provides the Compensation Committee with information about market trends, compensation practices at comparable companies, executive retention, and best practices for both cash and equity compensation.

Principal Compensation Changes that Took Effect in Fiscal 2010.   In fiscal 2010, Frederic W. Cook completed a competitive compensation study to assess market trends related to cash compensation programs, key officer competitive analysis, and equity compensation competitive analysis. The fiscal 2010 study also included a survey of available proxy statement compensation data for the following companies:

• Autodesk	• Compuware	• JDA Software Group	• Sybase
• BMC Software	• Epicor Software	• Microstrategy	• Synopsys
• Borland Software	• I2 Technologies	• Novell	• Tibco Software
• Cadence Design Systems	• Intuit	• QAD	• Tyler Technologies
• Citrix Systems

In conjunction with Frederic W. Cook, the Compensation Committee and the Company selected the above list of companies because we compete for business or executive talent with these companies.  Some of these companies are larger than the Company and others have annual revenue generally comparable to our annual revenue.  The Compensation Committee targeted the median overall compensation levels because of its belief that the median level, coupled with additional upside for exceeding certain Company financial goals, provides a competitive pay package.

Based on the market data in Fredric W. Cook’s study concerning equity compensation for officers in comparable positions, on August 13, 2009, the Compensation Committee approved the grants of nonqualified stock options and restricted stock units to certain named executive officers, as shown below under “Grants of Plan-Based Awards.” We conducted our annual employee performance reviews in the fall of 2009, and determined that due to economic conditions, no merit increases would be made for the named executive officers for fiscal 2010.

Role of Executive Officers in Determining Compensation.   The Compensation Committee determines the compensation of our chief executive officer. In fiscal 2010, no salary change recommendations were made for our chief executive officer.  Certain executive officers received an adjustment to their base salary in 2010 as a result of expanded roles.   The chief executive officer recommended to the Compensation Committee that the financial metrics and targets under the ELRP for fiscal 2010 be non-GAAP operating income as a percentage of revenue.  The Compensation Committee has the authority to accept, reject or modify the recommendations of the chief executive officer. The Compensation Committee accepted the chief executive officer’s recommendations for fiscal 2010. The chief executive officer also recommended that the cash incentive compensation program under the ELRP continue to have both quarterly and annual payout targets to ensure focus on both the quarterly progress and annual objectives.

Except for providing base and target compensation recommendations for the named executive officers (excluding himself), communicating achievement and payouts, and providing recommendations for any discretionary bonuses, our chief executive officer does not make the compensation decisions for the named executive officers.  Our other executive officers do not make compensation recommendations for any executive officers.

Analysis of Compensation Elements

Base Salary.   The Compensation Committee generally determines base salary levels for our named executive officers after completion of our annual employee performance review program and during the time when any salary changes are to take effect.  The Compensation Committee considers the following factors: (i) individual performance compared with individual objectives and (ii) salaries in the market survey data and for similar positions for the comparable companies selected by Frederic W. Cook.  For fiscal 2010, the Compensation Committee did not increase the base salaries for the named executive officers with the exception of Messrs. Schulz, Balmforth and Hager.  Mr. Schulz was promoted to Senior Vice President and Chief Financial Officer effective January 1, 2010 and received a base pay increase of 25%. Due to their expanded roles and a significant increase in responsibilities, Messrs. Balmforth and Hager received base pay increases of 20% and 12%, respectively to ensure they were aligned to comparable roles within our peer group.  The most recent increase to base salaries for the other named executive officers occurred in December 2007 during fiscal 2008.

Total Incentive Cash Compensation.   Incentive cash compensation for our named executive officers for fiscal 2010 was derived from our ELRP. Under our employment agreement with Mr. Debes, we have agreed that his annual target cash incentive compensation under the ELRP will be 100% of his annual salary. Under the former employment agreement with Mr. Schriesheim, we had agreed that his annual target cash incentive compensation under the ELRP was to be 100% of his annual salary.  For fiscal 2010, target incentive pay as a percentage of base pay for Mr. Schulz was 45% from June 1, 2009 through December 31, 2010 and 65% effective January 1, 2010,  80% for Messrs. Balmforth and Hager, and 75% for Mr. Tolkmit.

Incentive Cash Compensation Based on Company Metrics under the ELRP.   The Compensation Committee selected non-GAAP operating income as a percentage of revenue for fiscal 2010 as the applicable performance standard for the ELRP.  For fiscal 2010, the Compensation Committee decided that these Company metrics should determine 100% of Mr. Debes’ incentive cash compensation under the ELRP due to the importance to the business strategy.  Because of that importance, the Compensation Committee allocated 100% of the annual target incentive compensation under the ELRP for Messrs. Schriesheim, Schulz and Tolkmit, 30% for Mr. Balmforth, and 40% for Mr. Hager based on the Company metrics.

FY10 Program Components

Based on Non-GAAP Operating Income % for the Fiscal Year

Year	Measure	Target Weight
FY2010 Q1	Quarterly Non-GAAP Operating Income %	12.5%
FY2010 Q2	Quarterly Non-GAAP Operating Income %	12.5%
FY2010 Q3	Quarterly Non-GAAP Operating Income %	12.5%
FY2010 Q4	Quarterly Non-GAAP Operating Income %	12.5%
FY2010	Annual Non-GAAP Operating Income %	50%

To earn a payout at threshold percentage, the Company must exceed the fiscal 2009 Non-GAAP Operating Income as a percentage of revenue by .001 (10 basis points). At threshold, the ELRP pays 20% of the employee’s annual target incentive.  To earn a payout at the target percentage, the Company must achieve Lawson’s fiscal 2010 budgeted fiscal year Non-GAAP Operating Income as a percentage of revenue target, as approved by the Board of Directors. At target, the Plan pays 100% of the annual target incentive. Between the threshold and target percentages, the ELRP pays between 20% and 100% based on the achievement attained.  Overachievement of Lawson’s budgeted fiscal 2010 Non-GAAP Operating Income as a percentage of revenue target pays out up to a maximum of 125% in the aggregate for the year.  Any quarterly overachievement earned is paid out at the end of the fiscal year contingent on 100% achievement of the annual target.

FY 10 Annual Target Payout Grid

Based on Non-GAAP Operating Income % for the Fiscal Year

Company Metric	Weight	At Threshold	At Target	Greater than 100%
Non-GAAP Operating Income %	100%	20%	100%	Up to 125%(1)

(1) During the third quarter of fiscal 2010, management recommended and the Compensation Committee approved a reduction in the maximum payout under the ELRP from 150% to 125% for the entire year.  After consideration of the Company’s anticipated results for full year fiscal 2010, the Company determined that there was a design issue with the ELRP that could cause plan over-achievement accelerators to go higher than originally intended when the plan was established.  Accordingly, the plan was modified to reduce the quarterly over-achievement caps to 125% for the third and fourth quarters of fiscal 2010, as well as the total quarterly over-achievement payout for the year.  In addition, over-achievement cap for the annual component was reduced to 125%.

The Compensation Committee used non-GAAP financial results during fiscal 2010 to measure management performance under the ELRP plan.  The non-GAAP results differ from comparable GAAP results and excluded amortization of all acquisition-related intangibles, amortization of purchased maintenance contracts, stock-based compensation expenses, restructuring charges, reductions to pre-merger claims reserves and certain other non-cash or non-recurring expenses. In addition, Lawson’s non-GAAP financial results for fiscal 2010 included pro forma revenue for maintenance contracts acquired through acquisitions for which the deferred revenue on the acquired Company’s balance sheet has been eliminated from GAAP results as part of the purchase accounting for the acquisition. Lawson’s management believes the non-GAAP measures provide meaningful insight into our operating performance and an alternative perspective of our results of operations and are useful to investors because they provide supplemental information that research analysts frequently use to analyze software companies that have recently made significant acquisitions. Our management uses these non-GAAP measures to assess our operating performance, develop budgets and manage expenditures. The Compensation Committee used the same non-GAAP adjustments in calculating operating income for the ELRP metrics so that the ELRP would be in alignment with our management and operations of the Company. Before any payouts are made under the ELRP based on the achievement of Company metrics, both the Compensation Committee and the Audit Committee review the results to confirm that the Company metrics have been achieved.

When establishing the fiscal 2010 Company metric targets under the ELRP, the Compensation Committee set targets that exceeded our budget to align with the best interests of our stockholders. For incentive compensation purposes, the Company sets internal targets and measures achievements on a non-GAAP basis at constant budgeted foreign currency rates.

The actual payouts for fiscal 2010 are indicated in the table below:

FY 2010 ELRP

Year	Measure	Target Percent	Percent Achieved (1)	Level of Achievement	% Payout (2)

Fiscal 2010 Q1	Quarterly Non-GAAP Operating Income %	9.1%	16.5%	Above Target - 181%	150%

Fiscal 2010 Q2	Quarterly Non-GAAP Operating Income %	13.5%	16.1%	Above Target – 119%	148%

Fiscal 2010 Q3	Quarterly Non-GAAP Operating Income %	12.4%	16.7%	Above Target – 135%	125%

Fiscal 2010 Q4	Quarterly Non-GAAP Operating Income %	16.7%	17.5%	Above Target – 105%	77%

Fiscal 2010	Annual Non-GAAP Operating Income %	13.1%	16.7%	Above Target – 127%	125%

(1)         Actual percent achieved was calculated using the constant budgeted foreign currency rates for fiscal 2010 and may not tie to actual results as reported.

(2)         Any quarterly overachievement is held until the end of the fiscal year with payment being contingent on the Company achieving its annual target.  Due to change in the payout maximum from 150% to 125% for the entire year, the actual payout in Q4 was 77% to ensure the payout for the year did not exceed 125%.

The named executive officers received the following payouts under the ELRP for fiscal 2010:  Mr. Debes $812,500, Mr. Schriesheim $100,000, Mr. Schulz $211,343, Mr. Balmforth $90,000, Mr. Hager $128,000, and Mr. Tolkmit $329,360.

In addition to the ELRP, Messrs. Balmforth and Hager are incented on specific business unit performance metrics as follows:

Name	FY10 Metrics	Percentage
Colin Balmforth	Business Unit Group Income	40%
	Global Maintenance Margin	15%
	Global Maintenance Revenue	15%
	ELRP	30%

Dean Hager	Business Unit Group Income	60%
	ELRP	40%

In FY10, Mr. Balmforth received a payout of $132,840 and Mr. Hager received a payout of $173,568 that was attributed to their specific business unit performance.

In fiscal 2010, the named executive officers received total incentive cash compensation payments as follows:  Mr. Debes $812,500, Mr. Schriesheim $100,000, Mr. Schulz $211,343, Mr. Balmforth $222,840, Mr. Hager $301,568 and Mr. Tolkmit $329,360.

Equity Incentive Plans.   The Compensation Committee must approve all equity-based incentive awards to our named executive officers and directors. In February 2007, we adopted an Equity Grant Policy and Equity Grant Procedures that apply to all future equity-based incentive awards. The policy and procedures govern the approval and timing of grants to help ensure compliance with applicable law and applicable accounting requirements under ASC 718. We calculate the fair value of equity-based incentive awards at the time of grant and recognize the applicable compensation expense over the service period, which is usually the vesting period. The amounts the named executive officers eventually realize from these equity awards may be higher or lower than the compensation expense recognized for purposes of ASC 718. The views of the Compensation Committee and management regarding equity awards are based on the principle that equity compensation should seek to align employees’ actions with stockholders’ interests. The Compensation Committee and management believe that equity compensation can help us recruit, retain and motivate the employees needed for the present and future success of Lawson.

Executive officers realize long-term incentive compensation through equity awards. Based on the Frederic W. Cook study of market data concerning equity compensation for officers in comparable positions, on August 13, 2009, the Compensation Committee approved the grants of nonqualified stock options and restricted stock units (RSUs) to the named executive officers, as shown below under “Grants of Plan-Based Awards.” Stock options provide actual economic value to the holder if the price of Lawson stock has increased from the grant date to the time the option is exercised. In contrast, RSUs, if and when vested, will have a gross value equal to the then-current market value of the Company’s common stock. Stock options motivate executive officers by providing more potential upside, whereas RSUs assist us in retaining executive officers because vested RSUs have value even if the stock price declines or stays flat. The stock options granted to the named executive officers on August 13, 2009 vest 25% after the first year, and 6.25% each quarter thereafter. The named executive officers received three different RSU grants on August 13, 2009 as follows:  1) an RSU grant that vests 100% one year from the date of grant; 2) a performance based RSU grant that vests based upon attainment of Lawson’s 2010 Non-GAAP Operating Income as a percentage of revenue target; and 3) an RSU grant that vests 100% three years from the date of grant.   If the named executive officer is terminated without cause or leaves for good reason within two years after a change in control of Lawson, the options and RSUs (not previously forfeited) vest as described below under “Potential Payments Upon Termination of Employment or Change in Control of Lawson.”

Perquisites and Other Benefits.   Our named executive officers are generally offered the same employee benefits and perquisites offered to all U.S.-based employees, and a few additional benefits, which are summarized in the table below:

Benefit or Perquisite	All Full-Time US Employees	Named Executive Officers (1)
Employee Stock Purchase Plan	☒	☒
Health Insurance	☒	☒
—Executive Physical Exam		☒
Life Insurance	☒	☒
Long-Term Disability	☒	☒
Paid Time Off	☒	☒
Retirement Savings Plan	☒	☒
Short-Term Disability	☒	☒
Estate and Financial Planning (up to $5,000 per year)		☒
Umbrella Personal Liability Insurance		☒
Airline Travel Membership (up to $350 per year)		☒

In addition, certain of our named executive officers are also offered the reimbursement of certain personal travel expenses; relocation assistance; auto allowance; reimbursement of certain expenses related to extended foreign assignments including travel, living, tax planning/preparation, cost of living, and related tax gross-ups.

We provide the executive benefits and perquisites denoted above to compete for executive talent. A description of executive benefits and perquisites, and the costs associated with providing them for the named executive officers, are reflected in the “All Other Compensation” column of the Summary Compensation Table below.

Retirement Savings Plan.   The Lawson Software Profit Sharing and 401(k) Retirement Plan (the “Retirement Savings Plan”) is intended to meet the requirements of Sections 401(a) and 401(k) of the Internal Revenue Code of 1986 (the “Code”). Under the Retirement Savings Plan, we match employee contributions, including those made by our named executives, at rates approved by the Company. The matching and vesting provisions of the Retirement Savings Plan in effect during fiscal 2010 were as follows:

Period	Matching Contributions	Years of Service Vesting	Vested Percentage
June 1, 2009 through May 31, 2010	Lawson contributes an amount equal to 50% of the Participant’s Elective Deferrals up to 4% of the Participant’s Compensation	After 1 year	0%
		After 2 years	25%
		After 3 years	50%
		After 4 years	75%
		After 5 years	100%

Although we currently intend to continue the Retirement Savings Plan, as well as to make matching contributions, we may terminate the plan or discontinue the employer matching contributions at our sole discretion. If the Retirement Savings Plan were terminated, all employer matching contributions would immediately vest. T. Rowe Price Trust Company has served as the trustee for the Plan since September 1, 1999. We do not sponsor any other retirement plans in which our named executive officers participate.

Employee Stock Purchase Plan.   Under Lawson’s ESPP, full time employees based in the United States and certain Lawson employees in Canada and the United Kingdom are eligible to participate.  This includes the named executive officers with the exception of Mr. Tolkmit who is located in Switzerland.  Eligible employees may elect to purchase shares of Lawson common stock four times per year at a 15% discount off of the market price of our common stock at the end of each quarterly purchase period. Participants may elect to have 1% to 15% of their base compensation withheld to use for the purchase of shares under the ESPP. Each year the Compensation Committee sets an annual share limit for each participant in the ESPP, as a means to manage dilution and the compensation expense to us under the ESPP. For fiscal 2010, the Compensation Committee kept the annual share limit at 2,500 shares per participant (625 shares per quarterly purchase period).

Adjustment or Recovery of Awards or Payments.  In the event that the performance measures upon which compensation awards are restated or otherwise adjusted in a manner that would reduce the size of an award or payment, the Compensation Committee would consider on a case-by-case basis whether to adjust such award or recover such award from the executive who received the award. Under the terms of the ELRP, the compensation of the chief executive officer and chief financial officer is subject to forfeiture under the Sarbanes-Oxley Act of 2002.  We do not have any other formal policy that would require an adjustment to or recovery of a compensation award.

Tax and Other Considerations.   Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid to the chief executive officer, the chief financial officer or any of the three other most highly compensated executive officers, unless the compensation qualifies as “performance-based compensation.” Among other things, in order to be deemed performance-based compensation, the compensation must be based on the achievement of pre-established, objective performance criteria and must be pursuant to a plan that has been approved by our stockholders. We may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other “performance based” criteria which must be approved by the stockholders (as defined under the Internal Revenue Code and related regulations). To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis, above, with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2010, and this proxy statement.

COMPENSATION COMMITTEE

David R. Hubers, Chair

Dr. Romesh Wadhwani

Paul Wahl

Compensation Committee Interlocks and Insider Participation

The Compensation Committee members have no interlocking relationships requiring disclosure under the rules of the SEC. During fiscal 2010, the following individuals served as members of our Compensation Committee: David R. Hubers, H. Richard Lawson, Dr. Romesh Wadhwani and Paul Wahl. Neither Mr. Hubers nor Mr. Wahl has ever served as an officer or employee of Lawson, nor does either of these individuals have any relationships with Lawson or any of our subsidiaries requiring disclosure under “Certain Transactions” above.  H. Richard Lawson resigned as a member of the Compensation Committee effective May 31, 2010.  Mr. Lawson retired as an employee of the Company in May 2006.  As disclosed under “Certain Transactions” above, Dr. Wadhwani is affiliated with Symphony Technology Group, which includes Symphony Services Corp. and Symphony Services India.  Mr. Wahl is a member of the advisory board of Symphony Technology Group, a private investment firm founded by one of our directors, Dr. Wadhwani.

Compensation of Executive Officers

The following tables and accompanying narrative disclosure should be read in conjunction with the Compensation Discussion and Analysis, which presents the objectives of our executive compensation and benefits programs. The table below presents compensation for the last fiscal year for the individuals who served as our chief executive officer and our chief financial officers during fiscal 2010, and for each of the three other most highly-compensated executive officers who were serving as executive officers at the end of fiscal 2010, (collectively, the “named executive officers”).

Summary Compensation Table

The table below summarizes the total compensation for each of our named executive officers during fiscal 2010, fiscal 2009 and fiscal 2008.

Summary Compensation Table

Name and Title	Fiscal Year	Base Salary ($)(1)		Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)

Harry Debes	2010	650,000		—	1,799,726	1,383,342	812,500	245,810	4,891,378
President and	2009	650,000		613,844	1,262,400	958,696	41,308	20,990	3,547,238
Chief Executive Officer	2008	587,500		83,945	1,307,500	1,374,240	439,560	42,935	3,835,680

Stefan Schulz	2010	264,769	(9)	—	323,846	340,764	211,343	11,949	1,152,671
Senior Vice President and	2009	240,000		85,604	110,400	83,004	5,486	5,725	530,219
Chief Financial Officer	2008	236,025		4,184	92,048	85,988	91,932	8,091	518,268

Robert A. Schriesheim(7)	2010	234,872		—	—	—	100,000	102,300	437,172
former Executive Vice President and	2009	400,000		317,044	283,200	214,427	20,320	44,007	1,278,998
Chief Financial Officer	2008	400,000		15,498	—	—	342,888	75,865	834,251

Colin Balmforth	2010	300,000		—	318,623	330,860	222,840	72,422	1,244,745
Executive Vice President of	2009	250,000		21,572	144,000	107,905	5,842	28,894	558,213
General Industries and Global Support	2008	125,000		3,313	240,250	164,565	46,391	1,026	580,545

Dean J. Hager	2010	320,000		—	327,548	297,213	301,568	29,535	1,275,864
Executive Vice President of	2009	285,000		184,018	220,800	166,008	11,430	94,223	961,479
S3 Industries	2008	278,211		23,246	156,900	147,240	175,032	257,114	1,037,743

Guenther Tolkmit (8)	2010	365,917		—	376,714	344,880	329,360	442,915	1,859,786
Senior Vice President of	2009	346,714		213,312	254,400	195,059	7,567	348,826	1,365,878
Product Development	2008	336,846		27,680	209,200	196,320	197,750	217,153	1,184,949

(1)         These amounts are before any deferrals to the Lawson Software Profit Sharing and 401(k) Plan. No other salary deferral plans are available to the named executive officers.

(2)         There were no discretionary bonuses awarded to or paid to the named executive officers in fiscal 2010.

(3)         The amounts in this column reflect the aggregate grant date fair value of the share-based incentive awards granted under our Stock Incentive Plans computed in accordance with ASC 718.  The assumptions used in calculating these amounts are set forth in Note 5, Share-Based Compensation and Stock Incentive Plans, to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2010.  Amounts shown do not reflect compensation actually received or that may be realized in the future.  The amounts reflected for fiscal 2009 relate to the aggregate fair value of RSUs granted on November 13, 2008 which vested 50% upon attainment of certain fiscal 2009 performance targets and the remaining 50% vested upon attainment of certain fiscal 2009 performance targets.  In accordance with ASC 718, the 50% relating to fiscal 2009 performance were valued at the original grant date on November 13, 2008 and the 50% relating to fiscal 2010 performance were valued on June 19, 2009, when the fiscal 2010 performance targets were set.

(4)         The amounts in this column reflect the aggregate grant date fair value of the stock option awards granted under our Stock Incentive Plans computed in accordance with ASC 718.  The assumptions used in calculating these amounts are set forth in Note 5, Share-Based Compensation and Stock Incentive Plans, to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2010. Amounts shown do not reflect compensation actually received or that may be realized in the future.

(5)         The Non-Equity Incentive Plan Compensation includes cash bonuses earned under the Executive Leadership Results Plan (ELRP) as well as cash bonuses related to specific business unit performance.  Other discretionary cash bonuses are listed in the “Bonus” column.  Non-Equity Incentive Plan Compensation reflects cash incentives earned during the fiscal year, a portion of which was paid out during the following fiscal year.

(6)         These amounts include all other compensation as described in the following table:

Name	Fiscal Year	Retirement Plan Contributions ($)(a)	Taxable Excess Group Life Insurance and Taxable Umbrella Liability Policy ($)(b)	Financial Planning Reimbursement ($)(c)	ESPP Stock Purchase Discounts ($)	Other ($)		Total ($)

Harry Debes	2010	4,900	4,225	3,991	2,344	230,350	(d)(e)(f)	245,810
	2009	4,600	4,225	—	2,175	9,990	(d)(e)	20,990
	2008	4,500	4,225	—	3,519	30,691	(d)(e)	42,935

Stefan Schulz	2010	4,900	1,133	—	—	5,916	(e)	11,949
	2009	4,600	1,125	—	—	—		5,725
	2008	4,500	1,054	—	—	2,537	(g)	8,091

Robert A. Schriesheim	2010	—	4,301	—	—	97,999	(h)(i)	102,300
	2009	—	2,713	—	—	41,294	(h)	44,007
	2008	—	2,713	—	—	73,152	(h)	75,865

Colin Balmforth	2010	4,900	1,419	—	—	66,103	(e)(g)(j)	72,422
	2009	4,600	1,419	—	—	22,875	(g)	28,894
	2008	625	401	—	—	—		1,026

Dean J. Hager	2010	4,900	1,707	—	2,344	20,584	(e)(j)(k)	29,535
	2009	4,600	1,707	5,000	2,175	80,741	(e)(k)	94,223
	2008	4,500	1,707	5,000	3,519	242,388	(d)(k)	257,114

Guenther Tolkmit	2010	—	—	—	—	442,915	(k)(l)	442,915
	2009	—	—	—	—	348,826	(k)(l)	348,826
	2008	—	—	—	—	217,153	(k)(l)	217,153

(a)         These amounts represent matching Company contributions to the Lawson Software Profit Sharing and 401(k) Retirement Plan.

(b)         These amounts include the portions of premiums paid by us for: (i) life insurance coverage exceeding $50,000 and (ii) umbrella liability insurance.

(c)          These amounts include reimbursement for personal estate and financial planning.

(d)         Includes commercial airfare and incremental cost of food and activities related to spousal attendance at business functions.

(e)          Includes commercial airfare and incremental cost of food and activities related to an incentive program event for sales and services.

(f)           Includes contractually agreed upon reimbursement for loss on sale of personal residence related to relocation.

(g)          Includes reimbursement for relocation expenses.

(h)         Includes reimbursed travel and living expenses and related tax gross-ups as defined in Mr. Schriesheim’s employment agreement.

(i)             Includes Mr. Schriesheim’s non-employee director fees earned from January 1, 2010 through May 31, 2010.

(j)            Includes consideration received relating to noncompete restrictions in the named executive officer’s employment agreement.

(k)         Includes allowance for relocation expenses, temporary living, cost of living, related tax gross-ups, tax preparation fees and approved personal travel as part of an extended foreign work assignment.

(l)             Includes allowance for a Company-owned automobile.

(7)         Reflects Mr. Schriesheim’s compensation earned during fiscal 2010 as Lawson’s Executive Vice President and Chief Financial Officer from June 1, 2009 through January 1, 2010.  “All Other Compensation” includes compensation earned as a non-employee director from January 1, 2010 through May 31, 2010, which is also reflected in the Director’s Compensation Table above.

(8)         The amounts reflected for Mr. Tolkmit’s “Base Salary”, “Bonus”,” Non-Equity Incentive Plan Compensation” and “All Other Compensation” are in U.S. dollars. These amounts have been converted primarily from Euros from June 1, 2007 through December 31, 2008 and from Swiss Francs from January 1, 2008 through May 31, 2010 based on the applicable monthly average exchange rates during the fiscal years presented.  The increase in base salary for fiscal 2010 as compared to fiscal 2009 is due to currency conversion related to changes in applicable exchange rates and does not reflect any merit increase.

(9)         Mr. Schulz was promoted to Senior Vice President and Chief Financial Officer effective January 1, 2010 and received a base pay increase of 25%.  The above table represents his prorated base salary for the fiscal year.

Grants of Plan-Based Awards

The table below summarizes for fiscal 2010 the cash incentive compensation targets under our ELRP and stock option and restricted stock unit awards to each of our respective named executive officers during fiscal 2010:

Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or		All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Options
			Threshold	Target		Maximum	Threshold	Target	Maximum	Units		Options	Awards	Awards
Name	Award Type	Grant Date	($)(5)	($)		($)(6)	(#)	(#)	(#)	(#)		(#)(3)	($/Sh)(3)	($)(4)

Harry Debes	Restricted Stock Units	8/13/2009	—	—		—	—	131,500	—	—		—	—	828,450
		8/13/2009	—	—		—	—	—	—	98,625	(10)	—	—	628,241
		8/13/2009	—	—		—	—	—	—	54,450	(11)	—	—	343,035
	Options	8/13/2009	—	—		—	—	—	—	—		542,700	6.30	1,383,342
	ELRP	6/1/2009	130,000	650,000		813,000	—	—	—	—		—	—	—

Stefan Schulz	Restricted Stock Units	8/13/2009	—	—		—	—	11,500	—	—		—	—	72,450
		8/13/2009	—	—		—	—	—	—	8,625	(10)	—	—	54,941
		8/13/2009	—	—		—	—	—	—	5,850	(11)	—	—	36,855
		1/12/2010	—	—		—	—	—	—	24,000		—	—	159,600
	Options	8/13/2009	—	—		—	—	—	—	—		51,300	6.30	130,764
		1/12/2010	—	—		—	—	—	—	—		75,000	6.54	210,000
	ELRP	6/1/2009	39,000	144,250	(7)	244,000	—	—	—	—		—	—	—

Robert A. Schriesheim	Restricted Stock Units	8/13/2009	—	—		—	—	29,500	—	—		—	—	—	(12)
		8/13/2009	—	—		—	—	—	—	22,125	(10)	—	—	—	(12)
		8/13/2009	—	—		—	—	—	—	12,150	(11)	—	—	—	(12)
	Options	8/13/2009	—	—		—	—	—	—	—		121,500	6.30	—	(12)
	ELRP	6/1/2009	80,000	400,000	(8)	500,000	—	—	—	—		—	—	—

Colin Balmforth	Restricted Stock Units	8/13/2009	—	—		—	—	25,760	—	—		—	—	162,288
		8/13/2009	—	—		—	—	—	—	11,250	(10)	—	—	71,663
		8/13/2009	—	—		—	—	—	—	13,440	(11)	—	—	84,672
	Options	8/13/2009	—	—		—	—	—	—	—		129,800	6.30	330,860
	ELRP	6/1/2009	135,000	240,000		226,000	—	—	—	—		—	—	—

Dean J. Hager	Restricted Stock Units	8/13/2009	—	—		—	—	23,000	—			—	—	144,900
		8/13/2009	—	—		—	—	—	—	17,250	(10)	—	—	109,883
		8/13/2009	—	—		—	—	—	—	11,550	(11)	—	—	72,765
	Options	8/13/2009	—	—		—	—	—	—	—		116,600	6.30	297,213
	ELRP	6/1/2009	155,000	256,000		302,000	—	—	—	—		—	—	—

Guenther Tolkmit	Restricted Stock Units	8/13/2009	—	—		—	—	26,500	—			—	—	166,950
		8/13/2009	—	—		—	—	—	—	19,875	(10)	—	—	126,604
		8/13/2009	—	—		—	—	—	—	13,200	(11)	—	—	83,160
	Options	8/13/2009	—	—		—	—	—	—	—		135,300	6.30	344,880
	ELRP	6/1/2009	51,000	255,000	(9)	319,000	—	—	—	—		—	—	—

(1)              Includes cash incentive compensation targets and potential payouts for fiscal 2010 under the ELRP. The targets and metrics for the ELRP are described above under “Compensation Discussion and Analysis.” Actual payouts under the ELRP for fiscal 2010 are described above in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

(2)              RSUs vest upon attainment of certain fiscal 2010 performance targets.  The specific fiscal 2010 Non-GAAP Operating Income target was met and 100% of this grant vested effective July 16, 2010.

(3)              Non-qualified stock options have a term of seven years and become exercisable 25% after the first year, and 6.25% each quarter thereafter.

(4)              Reflect the aggregate grant date fair value of the share-based incentive awards and stock option awards granted under our Stock Incentive Plans computed in accordance with ASC 718.  The assumptions used in calculating these amounts are set forth in Note 5, Share-Based Compensation and Stock Incentive Plans, to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2010. Amounts shown do not reflect compensation actually received or that may be realized in the future.

(5)              As described above under “Compensation Discussion and Analysis,” the minimum payment under the ELRP is 20% of target based on achievement of certain thresholds of the relevant non-GAAP operating income metric. Under the terms of the ELRP, if Lawson does not achieve the minimum threshold of the relevant performance objective established by the Compensation Committee, participants are not eligible to receive incentive cash compensation for that component of the ELRP.  In addition, there are various minimum payments based on meeting certain thresholds relating to the specific business unit performance metrics for Messrs. Balmforth and Hager.

(6)              As described above under “Compensation Discussion and Analysis,” the maximum payment under the ELRP is 125% of target based on an achievement of 120% against the relevant non-GAAP operating income metric.  In addition, there are various maximum payments relating to the specific business unit performance metrics for Messrs. Balmforth and Hager.

(7)              Mr. Schulz’s ELRP target for fiscal 2010 was $108,000 from June 1, 2009 through January 1, 2010, and increased with his promotion to Senior Vice President and Chief Financial Officer to $195,000 from January 1, 2010 through May 31, 2010.  The amount reflected above is the prorated target for fiscal 2010.

(8)              Mr. Schriesheim’s ELRP target reflects his annual target for fiscal 2010.  The actual payout was prorated based on Mr. Schriesheim’s January 1, 2010 resignation as our Executive Vice President and Chief Financial Officer.

(9)              Mr. Tolkmit’s ELRP targets are in U.S. dollars and have been converted from Swiss Francs based on our fiscal 2010 budgeted foreign currency exchange rates.  Actual payments under the ELRP were converted at the applicable exchanges rates as of the date of those payments.

(10)       RSUs vest 100% one year from date of grant, subject to acceleration upon certain events.

(11)       RSUs vest 100% three years from date of grant, subject to acceleration upon certain events.

(12)       Grants were subsequently cancelled in fiscal 2010 with Mr. Schriesheim’s January 1, 2010 resignation as our Executive Vice President and Chief Financial Officer and the grant date fair value was adjusted to reflect such cancellation.

Outstanding Equity Awards at Fiscal Year-End

The following table provides a summary of equity awards outstanding for each of the named executive officers as of the end of fiscal 2010:

Outstanding Equity Awards at Fiscal Year-End

		Option Awards					Stock Awards
Name	Option or Stock Award Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other RightsThat Have Not Vested ($)(1)

Harry Debes	8/13/2009	—	(2)	542,700	6.30	8/13/2016	98,625	(18)	813,656	131,500	(23)	1,084,875
	8/13/2009	—		—	—	—	54,450	(19)	449,213	—		—
	11/13/2008	259,875	(3)	433,125	4.37	11/13/2015	—		—	131,500	(24)	1,084,875
	11/8/2007	218,750	(4)	131,250	10.46	11/8/2014	125,000	(20)	1,031,250	—		—
	6/2/2005	2,500,000	(5)	—	5.95	6/2/2015	—		—	—		—

Stefan Schulz	1/12/2010	—	(6)	75,000	6.54	1/12/2017	24,000	(21)	198,000
	8/13/2009	—	(2)	51,300	6.30	8/13/2016	8,625	(18)	71,156	11,500	(23)	94,875
	8/13/2009	—		—	—	—	5,850	(19)	48,263	—		—
	11/13/2008	22,500	(3)	37,500	4.37	11/13/2015	—		—	11,500	(24)	94,875
	11/8/2007	13,687	(4)	8,213	10.46	11/8/2014	8,800	(20)	72,600	—		—
	10/23/2006	21,874	(7)	3,126	7.30	10/23/2016	—		—	—		—
	11/1/2005	75,000	(8)	—	7.66	11/1/2015	—		—	—		—

Robert A. Schriesheim	6/1/2006	40,000	(9)	—	6.75	6/1/2013	—		—	—		—

Colin Balmforth	8/13/2009	—	(2)	129,800	6.30	8/13/2016	11,250	(18)	92,813	25,760	(23)	212,520
	8/13/2009	—		—	—	—	13,440	(19)	110,880	—		—
	11/13/2008	4,875	(3)	48,750	4.37	11/13/2015	—		—	15,000	(24)	123,750
	12/3/2007	28,125	(10)	21,875	9.61	12/3/2014	25,000	(22)	206,250	—		—

Dean J. Hager	8/13/2009	—	(2)	116,600	6.30	8/13/2016	17,250	(18)	142,313	23,000	(23)	189,750
	8/13/2009	—		—	—	—	11,550	(19)	95,288
	11/13/2008	45,000	(3)	75,000	4.37	11/13/2015	—		—	23,000	(24)	189,750
	11/8/2007	23,437	(4)	14,063	10.46	11/8/2014	15,000	(20)	123,750	—		—
	6/1/2006	30,468	(11)	2,032	6.75	6/1/2013	—		—	—		—
	1/17/2005	20,100	(12)	39,900	6.71	1/17/2015	—		—	—		—
	10/5/2004	115,000	(13)	—	5.84	10/5/2014	—		—	—		—
	6/24/2003	80,000	(14)	—	6.25	6/24/2013	—		—	—		—
	7/15/2002	33,750	(15)	—	5.20	7/15/2012	—		—	—		—
	2/16/2001	93,196	(16)	—	2.97	2/16/2011	—		—	—		—
	2/16/2001	43,577	(16)	—	2.97	2/16/2011	—		—	—		—

Guenther Tolkmit	8/13/2009	—	(2)	135,300	6.30	8/13/2016	19,875	(18)	163,969	26,500	(23)	218,625
	8/13/2009	—		—	—	—	13,200	(19)	108,900	—		—
	11/13/2008	52,875	(3)	88,125	4.37	11/13/2015	—		—	26,500	(24)	218,625
	11/8/2007	31,250	(4)	18,750	10.46	11/8/2014	20,000	(20)	165,000	—		—
	4/26/2006	99,542	(17)	20,661	7.54	4/26/2016	—		—	—		—

(1)                  Market value of unvested restricted stock and RSUs equals the closing price of our common stock on NASDAQ of $8.25 on May 28, 2010, the last trading day of fiscal 2010, multiplied by the number of shares or units not yet vested.

(2)                  The stock options granted on August 13, 2009 expire seven years after the date of grant, unless earlier terminated, and vest 25% on August 1, 2010 and thereafter vest 6.25% on the first day of each calendar quarter during the second, third, and fourth years after the grant, subject to acceleration upon certain events.

(3)                  The stock options granted on November 13, 2008 expire seven years after the date of grant, unless earlier terminated, and vest 25% on November 1, 2009 and thereafter vest 6.25% on the first day of each calendar quarter during the second, third, and fourth years after the grant, subject to acceleration upon certain events.

(4)                  The stock options granted on November 8, 2007 expire seven years after the date of grant, unless earlier terminated, and vest 25% on November 1, 2008 and thereafter vest 6.25% on the first day of each calendar quarter during the second, third, and fourth years after the grant, subject to acceleration upon certain events.

(5)                  The stock options granted to Mr. Debes on June 2, 2005 are fully vested and expire ten years after the date of grant, unless earlier terminated.

(6)                  The stock options granted on January 12, 2010 expire seven years after the date of grant, unless earlier terminated, and vest 25% on January 12, 2011 and thereafter vest 6.25% on the first day of each calendar quarter during the second, third, and fourth years after the grant, subject to acceleration upon certain events.

(7)                  The stock options granted on October 23, 2006 expire ten years after the date of grant, unless earlier terminated, and vest 25% on October 1, 2007 and thereafter vest 6.25% on the first day of each calendar quarter during the second, third, and fourth years after the grant, subject to acceleration upon certain events.

(8)                  The stock options granted on November 1, 2005 are fully vested and expire ten years after the date of grant, unless earlier terminated.

(9)                  The stock options granted to Mr. Schriesheim on June 1, 2006, while a non-employee member of the board of directors, are fully vested and expire seven years after the date of grant, unless earlier terminated.

(10)           The stock options granted on December 3, 2007 expire seven years after the date of grant, unless earlier terminated, and vest 25% on December 3, 2008 and thereafter vest 6.25% on the first day of each calendar quarter during the second, third, and fourth years after the grant, subject to acceleration upon certain events.

(11)           The stock options granted on June 1, 2006 expire seven years after the date of grant, unless earlier terminated, and vest 25% on June 1, 2007 and thereafter vest 6.25% on the first day of each calendar quarter during the second, third, and fourth years after the grant, subject to acceleration upon certain events.

(12)           The stock options granted on January 17, 2005 expire ten years after the date of grant, unless earlier terminated, and the options not vested as of May 31, 2010 vest and first become exercisable on January 17, 2011, subject to acceleration upon certain events.

(13)           The stock options granted on October 5, 2004 are fully vested and expire ten years after the date of grant, unless earlier terminated.

(14)           The stock options granted on June 24, 2003 are fully vested and expire ten years after the date of grant, unless earlier terminated.

(15)           The stock options granted on July 15, 2002 are fully vested and expire ten years after the date of grant, unless earlier terminated.

(16)           The stock options granted on February 16, 2001 are fully vested and expire ten years after the date of grant, unless earlier terminated.

(17)           The stock options granted on April 26, 2006 expire ten years after the date of grant, unless earlier terminated, and vest 25% on April 26, 2007 and thereafter vest 1/48th per month starting June 1, 2007, subject to acceleration upon certain events.

(18)           These RSUs granted on August 13, 2009 vest 100% one year from date of grant, subject to acceleration upon certain events.

(19)           These RSUs granted on August 13, 2009 vest 100% three years from date of grant, subject to acceleration upon certain events.

(20)           These RSUs granted on November 8, 2007 vest 100% three years from date of grant, subject to acceleration upon certain events.

(21)           These RSUs granted on January 12, 2010 vest 100% three years from date of grant, subject to acceleration upon certain events.

(22)           These RSUs granted on December 3, 2007 vest 100% three years from date of grant, subject to acceleration upon certain events.

(23)           These RSUs granted on August 13, 2009 vest upon attainment of certain fiscal 2010 performance targets. The specific fiscal 2010 Non-GAAP Operating Income target was met and 100% of this grant vested effective July 16, 2010.

(24)           The RSUs granted on November 13, 2008 vest 50% if the fiscal 2009 Non-GAAP Operating Income target was met and the remaining 50% vest if the fiscal 2010 Non-GAAP Operating Income target was met.  As of May 31, 2010, the fiscal 2009 Non-GAAP Operating Income target was not met and the first 50% were cancelled.  The fiscal 2010 Non-GAAP Operating Income target was met and the second 50% of this grant vested effective July 16, 2010.

Options Exercised and Stock Vested

The table below provides a summary of the value realized in connection with stock option awards exercised and stock awards vested for our named executive officers during fiscal 2010:

Options Exercised and Stock Vested

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Harry Debes	—		—	—	—
Stefan Schulz	—		—	12,500	78,875
Robert A. Schriesheim	688,750	(3)	147,271	—	—
Colin Balmforth	24,375		80,194	—	—
Dean J. Hager	—		—	16,250	85,475
Guenther Tolkmit	—		—	—	—

(1)              Value based on the closing market price of our common stock on the exercise date, less the exercise price, multiplied by the number of shares exercised.

(2)              Value based on the closing market price of our common stock on the vesting date multiplied by the number of restricted shares vested.

(3)              Of the 688,750 options exercised, the Company withheld 639,804 options in payment of the exercise price and tax withholdings and issued a net 10,196 shares to Mr. Schriesheim.

Potential Payments Upon Termination of Employment or Change in Control of Lawson

Payments and benefits received by our named executive officers upon termination or in connection with a change in control are governed by the arrangements described below and quantified at the end of this section. We have estimated the amounts involved assuming that the termination or change in control became effective as of the last business day of fiscal 2010. The actual amounts to be paid out can be determined only at the time of the named executive officers’ departure from Lawson or at the time of the change in control.

Lawson Software Profit Sharing and 401(k) Retirement Plan

The match under the Lawson Software Profit Sharing and 401(k) Plan begins vesting after two years of service at a rate of 25% per year. Under the plan, if a participant reaches normal retirement age, dies, retires or becomes disabled, prior to termination, the matching contributions become fully vested.

Stock Incentive Plans

Unvested equity awards for our named executive officers under our Amended and Restated 1996 and 2001 Stock Incentive Plans, and under the applicable stock award document are treated as follows:

Nature of Termination	Restricted Stock and Restricted Stock Units	Stock Options
Voluntary without Good Reason(1)	Forfeit	Forfeit

Voluntary with Good Reason	Forfeit	Forfeit, except for June 2005 grant to CEO and October 2006 grant to CFO which have one year acceleration

Involuntary for Cause(2)	Forfeit	Forfeit

Involuntary without Cause	Forfeit	Forfeit, except for June 2005 grant to CEO has one year acceleration

Death	Forfeit for performance-based RSUs Fully vest for time-based RSUs

Disability or Retirement	Forfeit for performance-based RSUs Pre-July 2009, forfeit for time-based RSUs Post-July 2009, fully vest for time-based RSUs	Fully vest

Change in Control(3)	Normal vesting continues	Normal vesting continues

Termination Without Cause or for Good Reason Within One Year after a Change in Control	Fully vest	Fully vest

Termination Without Cause or for Good Reason Between One and Two Years after a Change in Control	Fully vest	Pre-June 2005—forfeit, except for January 2005 grant which fully vests June 2005 and thereafter—fully vest

(1)             “Good Reason” generally means material diminution in duties or position, any reduction in salary or target bonus, relocation or material reduction of benefits.

(2)             “Cause” generally means a violation of Company policy (that has a material adverse effect on the Company), fraud or other intentional misconduct.

(3)             “Change in Control” generally means a change in the ownership of 50% or more of our common stock.

If any unvested restricted stock, RSUs or stock options were to be terminated as of the time of a Change in Control, those equity awards would 100% vest.

Employment Arrangements

Under the employment agreement with Mr. Debes, if his employment with us terminates due to his death or disability, if we terminate his employment without “cause” or if he terminates his employment for “good reason” (whether or not related to a change in control of Lawson), we are responsible for paying Mr. Debes executive severance benefits equal to 100% of his annual base salary and target annual incentive compensation at the time of termination plus a pro rata portion of his unpaid annual target bonus if the termination occurs during the second half of the fiscal year. We would also pay the amount of any excise tax under Section 280G of the Internal Revenue Code and any other tax attributable to the payment of that excise tax.  Mr. Debes’ employment agreement contains a provision restricting his, as the case may be, ability to compete with us for a period of one year following termination of employment under certain circumstances, if the severance benefits are paid. Under the amended employment agreement with Mr. Tolkmit, if we terminate his employment without cause (and not within 24 months after a change in control), we are responsible for paying him executive severance benefits equal to 12 months base salary plus other required payments under applicable law.  If we terminate Mr. Tolkmit’s employment without cause or if he resigns for good reason within 24 months after a change in control, we are responsible for paying him executive severance benefits equal to two times annual base salary plus two times his yearly earned incentive cash compensation, plus other required payments under applicable law.  If we terminate the other named executive officers without cause, we would normally pay severance equal to the gross amount of 12 months base salary.  Under these agreements, “cause” generally means a violation of Lawson company policy (that has a material adverse effect on Lawson), fraud or other intentional misconduct, or willful failure to materially perform employee’s responsibilities. “Good reason” generally means material diminution in duties, reporting responsibilities or title, Lawson’s failure to pay compensation under the employment agreement or Lawson’s breach of the employment agreement that is not timely cured. The severance payments under these arrangements would be paid in a lump sum after the later of: (i) the expiration of the rescission period provided for in the agreed terms of the release of claims by the employee or (ii) the end of the applicable waiting period required to be exempt from any excise tax payments under U.S. Internal Revenue Code Section 409A.

Employment Agreement with Harry Debes

On June 2, 2005, we entered into an employment agreement with Harry Debes, which established his initial compensation level and eligibility for salary increases, bonuses, benefits, expense reimbursement and stock awards under our equity plans. Under that agreement, Mr. Debes was appointed as president and chief executive officer and as a director of Lawson. The agreement may be terminated either by us or Mr. Debes at any time, with or without cause. If we terminate Mr. Debes’ employment without cause or if he terminates his employment for good reason, or if he dies or becomes disabled, we are responsible for paying Mr. Debes executive severance benefits equal to 100% of his annual base salary and target annual incentive compensation at the time of termination plus a pro rata portion of his unpaid annual target bonus if the termination occurs during the second half of a fiscal year. We would also pay the amount of any excise tax under Section 280G of the Internal Revenue Code and any other tax attributable to the payment of that excise tax. The agreement contains a provision restricting Mr. Debes’ ability to compete with us for a period of one year following termination of employment under certain circumstances, if the severance benefits are paid. In October 2005 and August 2009, we amended Mr. Debes’ employment agreement concerning relocation expenses. In June 2006, we amended Mr. Debes’ employment agreement to make our Executive Change in Control Severance Pay Plan for Tier 1 Executives (described below in “Compensation of Executive Officers - Executive Change in Control Severance Pay Plan for Tier 1 Executives”) applicable to Mr. Debes.

Former Employment Agreement with Robert A. Schriesheim

On October 5, 2006, we entered into an employment agreement with Robert A. Schriesheim, which established his initial compensation level and eligibility for salary increases, bonuses, benefits, expense reimbursement and stock awards under our equity plans. Under that agreement, Mr. Schriesheim was appointed as chief financial officer and principal financial officer of Lawson.  When Mr. Schriesheim resigned as an employee on January 1, 2010, that agreement was terminated.

Executive Change in Control Severance Pay Plan for Tier 1 Executives

In January 2005, and with the advice of an outside compensation consultant, the Compensation Committee approved the Executive Change in Control Severance Pay Plan for Tier 1 Executives, referred to as the “Tier 1 Plan.”  The Tier 1 Plan applies to each of our executive officers who is based in the United States, which includes all of our current named executive officers, except Mr. Tolkmit, who are referred to below as “Tier 1 Executives.” Under the Tier 1 Plan, if within two years after a “Change in Control” of Lawson, a Tier 1 Executive is terminated (other than for cause) or leaves Lawson for good reason, then: (a) Lawson will pay the Tier 1 Executive two times his or her annual base salary and two times his or her yearly average earned or target incentive compensation (depending on the person’s years of service as described in the Tier 1 Plan), plus $18,000 for health benefits and $25,000 for outplacement, (b) Lawson will pay a pro rata portion of the Tier 1 Executive’s unpaid annual target bonus, (c) Lawson will pay the amount of any excise tax under Section 280G of the Internal Revenue Code and any other tax attributable to the payment of that excise tax, and (d) to be eligible to receive those payments, the Tier 1 Executive must sign a general release, a one year noncompetition agreement and agree to other restrictive covenants contained in the Tier 1 Plan. Any payments to a Tier 1 Executive under the Tier 1 Plan would be reduced by the amount of any other severance payments otherwise payable to that person under any other employment or severance agreement. We amended the Tier 1 Plan in June 2007 to modify the definitions of “cause” and “good reason” (which took effect in June 2008) and to require that any cash payments under the Tier 1 Plan be paid after the later of: (i) the expiration of the rescission period under applicable law after the Tier 1 Executive signs a release of claims or (ii) the end of the applicable waiting period required to be exempt from any excise tax payments under U.S. Internal Revenue Code Section 409A. Under the amended Tier 1 Plan:

•             “Cause” generally means a material violation of Lawson policy or employment agreement or willful injury to Lawson (not timely cured), fraud, embezzlement, criminal conduct (excluding a minor traffic violation) or failure to carry out principal responsibilities in good faith.

•             “Change in Control” generally means a change in the ownership of 50% or more of our common stock.

•             “Good reason” generally means a change in primary duties, a reduction in base pay, material adverse modification of incentive compensation program, certain relocations, a material breach by Lawson of an employment agreement with the executive or a failure to provide a change in control plan on at least as favorable terms after a particular event.

The following table shows the amount of the severance and termination benefits and the in-the-money value of stock options, restricted stock and RSUs if vesting accelerated as of May 31, 2010, calculated based on the closing price of our common stock ($8.25 per share) on May 28, 2010, the last trading day in fiscal 2010, and assuming the triggering event occurred on May 31, 2010:

Name	Death or Disability on 5/31/2010 and No Change in Control ($)	Involuntary Not For Cause Termination on 5/31/2010 and No Change in Control ($)	Voluntary Termination for Good Reason on 5/31/2010 and No Change in Control ($)	Change in Control on 5/31/2010 (Without Termination of Employment and Successor Assumes Stock Options, Restricted Stock and RSU’s) ($)	Change in Control on 5/31/2010 (Without Termination of Employment and Successor Cancels Stock Options, Restricted Stock and RSU’s) ($)	Change in Control and Involuntary Not For Cause Termination or Voluntary Termination For Good Reason on 5/31/2010 ($)

Harry Debes
Severance and Termination Payments	1,300,000	1,300,000	1,300,000	—	—	2,670,438
Accelerated Vesting of Equity Awards	6,268,958	—	—	—	7,202,659	7,202,659
Total	7,568,958	1,300,000	1,300,000	—	7,202,659	9,873,097

Stefan Schulz
Severance and Termination Payments	—	300,000	—	—	—	1,337,453
Accelerated Vesting of Equity Awards	699,693	—	—	—	956,523	956,523
Total	699,693	300,000	—	—	956,523	2,293,976

Colin Balmforth
Severance and Termination Payments	—	300,000	—	—	—	846,572
Accelerated Vesting of Equity Awards	1,004,490	—	—	—	1,188,473	1,188,473
Total	1,004,490	300,000	—	—	1,188,473	2,035,045

Dean J. Hager
Severance and Termination Payments	—	320,000	—	—	—	1,159,841
Accelerated Vesting of Equity Awards	1,156,092	—	—	—	1,323,714	1,323,714
Total	1,156,092	320,000	—	—	1,323,714	2,483,555

Guenther Tolkmit
Severance and Termination Payments	—	345,000	—	—	—	1,207,113
Accelerated Vesting of Equity Awards	1,299,918	—	—	—	1,495,548	1,495,548
Total	1,299,918	345,000	—	—	1,495,548	2,702,661

*With Mr. Schriesheim’s January 1, 2010 resignation as our executive vice president and chief financial officer he is no longer eligible under the Tier 1 Plan is excluded from the above table accordingly.

OTHER BUSINESS

Management does not intend to present any matters at the Meeting other than those disclosed in this proxy statement, and we are not presently aware of any matter that may be presented at the Meeting by others. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on those matters in accordance with their best judgment.

NOTICE AND ACCESS

As permitted by SEC rules, we are making this proxy statement and our Annual Report on Form 10-K for the fiscal year ended May 31, 2010 available to our stockholders electronically via the Internet.  On September 2, 2010, we will mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy statement and Annual Report online, and how to vote online.  The notice will also contain instructions for stockholders wishing to request a paper copy of the proxy materials.  We will promptly mail paper copies of the proxy materials, free of charge, to stockholders requesting them.  The proxy statement, the 2010 Annual Report on Form 10-K, and the 2010 Annual Review are available online at www.proxyvote.com.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Any stockholder proposal intended to be presented for consideration at the 2011 Annual Meeting of Stockholders and to be included in our proxy statement for that meeting must be received in writing by the Corporate Secretary of Lawson at the address indicated above in accordance with all applicable rules and regulations of the SEC no later than May 3, 2011.

Under our Bylaws, any stockholder wishing to present a proposal for consideration at the 2011 Annual Meeting of Stockholders which is not included in our proxy statement for that meeting or wishing to nominate a person for election to the Board at the 2011 Annual Meeting of Stockholders will not be permitted to do so unless such stockholder follows the notice procedures set forth in our Bylaws, including delivering notice of the proposal or nomination in writing to the Corporate Secretary of Lawson at the address indicated on the first page of this proxy statement not later than May 3, 2011.

By Order of the Board of Directors

Bruce B. McPheeters
Corporate Secretary
August 31, 2010

Appendix A

Lawson Software, Inc.

Charter of the Audit Committee of the Board of Directors

July 7, 2009

I. Audit Committee Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:

•                  Monitor the integrity of the Company’s financial statements, financial reporting processes and systems of internal controls regarding finance, accounting and legal compliance.

•                  Select and appoint the Company’s independent auditors, pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to the Company by the Company’s independent auditors, and establish the fees and other compensation to be paid to the independent auditors.

•                  Monitor the independence and performance of the Company’s independent auditors and internal auditing function.

•                  Establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by the Company’s employees, regarding accounting, internal controls or auditing matters, and provide an avenue of communication among the independent auditors, management, the internal auditing function and the Board of Directors.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as officers and employees of the Company. The Committee has the authority to retain, at the Company’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The Company shall at all times make adequate provisions for the payment of all fees and other compensation, approved by the Committee, to the Company’s independent auditors in connection with the issuance of its audit report, or to any consultants or experts employed by the Committee.

II. Audit Committee Composition and Meetings

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent, non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Committee members shall meet the independence and experience requirements of the Securities and Exchange Commission and the Nasdaq National Market (as may be modified or supplemented). All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements at the time of their appointment to the Committee, and at least one member of the Committee shall have accounting or related financial management expertise and qualify as a “financial expert” in accordance with the requirements of the Securities and Exchange Commission and the Nasdaq National Market (as may be modified or supplemented). No member of the Committee shall have participated in the preparation of the Company’s financial statements for the three fiscal years prior to their appointment to the Committee.

Committee members shall be appointed by the Board. If a Committee Chair is not designated by the Board or present, the members of the Committee may designate a chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting. At each quarterly meeting, and whenever requested by any member of the Committee, the Committee shall meet privately in executive session with management, the manager of internal auditing, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its chair, shall communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the independent auditors’ review procedures.

III. Audit Committee Responsibilities and Duties

Review Procedures

1.               Review the Company’s annual audited financial statements and the disclosures under the caption “Management’s Discussion and Analysis of Financial Conditions and Results of Operation” (MD&A) prior to filing or release. Review should include discussion with management and the independent auditors of significant issues regarding critical accounting estimates, accounting principles, practices and judgments, including, without limitation, a review with the independent auditors of any auditor report to the Committee required under rules of the Securities and Exchange Commission (as may be modified or supplemented). Review should also include review of the independence of the independent auditors (see item 8 below) and a discussion with the independent auditors of the conduct of their audit (see item 9 below). Based on such review determine whether to recommend to the Board that the annual audited financial statements be included in the Company’s Annual Report filed under the rules of the Securities and Exchange Commission.

2.               In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls and the assessments to be filed under Section 404 of the Sarbanes Oxley Act. Discuss significant financial risk exposures and potential deficiencies and weaknesses of internal controls, and the steps management has taken to monitor, control and report such matters. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses. Review any significant changes to the Company’s auditing and accounting policies. Resolve disagreements, if any, between management and the independent auditors.

3.               Prior to filing or release, review with financial management and the independent auditors: (i) the Company’s quarterly financial statements and MD&A and (ii) earnings press releases, financial information and earnings guidance provided to analysts, provided that such review may be done generally (i.e., by discussing the types of information to be disclosed and the type of presentation to be made). The Committee may designate a member of the Committee to represent the entire Committee for purposes of this review.

4.               Obtain and periodically review a report from the independent auditors, describing (i) all critical accounting policies and practices to be used in the financial statements; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (iii) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences. Review any reports on such topics or similar topics prepared by management, including any significant financial reporting issues and judgments made in connection with the preparation of the financial statements. Discuss with the independent auditors any material issues raised in such reports.

5.               Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and cause the Charter to be approved at least once every three years in accordance with the regulations of the Securities and Exchange Commission and the Nasdaq National Market (as may be modified or supplemented).

Independent Auditors

6.               The Company’s independent auditors are directly accountable to the Committee and the Board of Directors. The Committee shall review the independence and performance of the independent auditors, annually appoint the independent auditors and approve any discharge of auditors when circumstances warrant.

7.               Approve the fees and other significant compensation to be paid to the independent auditors.

8.               Approve the independent auditors’ annual audit plan, including scope, staffing, locations and reliance upon management and internal audit department.

9.               On a quarterly basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence. Annually, such review should include receipt and review of a report from the independent auditors regarding their independence consistent with Independence Standards Board Standard I (as may be modified or supplemented). All engagements for non-audit services by the independent auditors must be approved by the Committee prior to the commencement of services. The Committee may designate a member of the Committee to represent the entire Committee for purposes of approval of non-audit services, subject to review by the full Committee at the next regularly scheduled meeting.  The Company’s independent auditors may not be engaged to perform prohibited activities under the Sarbanes-Oxley Act of 2002 or the rules of the Public Company Accounting Oversight Board or the Securities and Exchange Commission.

10.         Prior to filing or releasing annual financial statements, discuss the results of the audit with the independent auditors, including a discussion of the matters required to be communicated to audit committees in accordance with applicable accounting standards.

11.         Discuss with the independent auditors the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and then currently in effect, including any audit problems or difficulties encountered in performing the audit and management’s response, and disagreements with management.

12.         Obtain from the independent auditors assurance that Section 10A of the Securities and Exchange Act has not been implicated.

13.         Consider the independent auditors’ judgment about the quality and appropriateness of the Company’s accounting principles and critical accounting estimates as applied in its financial reporting.

Internal Audit Function

14.         Review the budget, plan, changes in plan, activities, organization structure and qualifications of the Company’s internal audit department, as needed.

15.         Approve the appointment, performance and replacement of the internal audit manager or approve the retention of, and engagement terms for, any third party provider of internal audit services.

16.         Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

17.         Discuss the adequacy of the Company’s internal controls with the head of the Company’s internal audit department.

Risk Management and Compliance

18.         Discuss policies and procedures with respect to risk assessment and risk management regarding the risk of material misstatement of the Company’s financial statements, including the Company’s major risk exposures and the steps management has taken to monitor and mitigate such exposures.

19.         Review the effectiveness of the system for monitoring compliance with laws, regulations and the Company’s business conduct policies and the results of management’s investigation and follow-up on any fraudulent acts or accounting irregularities.

20.         Periodically obtain reports from management regarding compliance, including without limitation, compliance with the U.S. Foreign Corrupt Practices Act.

21.         Review with management and the independent auditors the effect of regulatory and accounting initiatives on the Company’s financial statements.

22.         Review with the Company’s counsel legal matters that may have a material impact on the consolidated financial statements and any material reports or inquiries received from regulators or governmental agencies regarding compliance.

23.         Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. Review periodically with management and the head of the internal audit department these procedures and any significant complaints received.

Other Audit Committee Responsibilities

24.         Annually prepare the report to shareholders as required by the roles of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

25.         Review and approve all related-party transactions.

26.         Review and approve any exceptions to the Company’s Investment Policy. If it is not practical to convene a meeting of the Committee, the chair of the Committee may review and approve an exception to the Company’s Investment Policy.

27.         Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

28.         Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, which is the responsibility of management and the independent auditors. It is also the responsibility of management to assure compliance with laws and regulations and the Company’s corporate policies with oversight by the Committee in the areas covered by this Charter.

Appendix B

LAWSON SOFTWARE, INC.

2010 STOCK INCENTIVE PLAN

1.             Purpose of Plan.

The purpose of the Lawson Software, Inc. 2010 Stock Incentive Plan (the “Plan”) is to advance the interests of Lawson Software, Inc. (the “Company”) and its stockholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the achievement of the Company’ economic objectives.

2.             Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1          “Board” means the Board of Directors of the Company.

2.2          “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or lend a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.

2.3          “Cause” means the termination of the Participant’s employment initiated by the Company because of:  (i) if the Participant has entered into any written and executed contract(s) with the Company, any material breach by the Participant of such contract (as reasonably determined by the Company) and which is not or cannot reasonably be cured within 10 days after written notice from the Company to the Participant; (ii) any material violation by the Participant of the Company’s policies, rules or regulations (as reasonably determined by the Company) and which is not or cannot be reasonably cured within 10 days after written notice from the Company to the Participant; or (iii) commission of any material act of fraud, embezzlement or dishonesty by the Participant (as reasonably determined by the Company).

2.4          “Change in Control” means an event described in Section 14.1 of the Plan; provided, however, if an Incentive Award constitutes a deferral of compensation subject to Section 409A of the Code, and if that Incentive Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in Section 14.1 of the Plan unless the event would also constitute, under Section 409A of the Code and the regulations and rulings issued thereunder, either a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company.

2.5          “Code” means the Internal Revenue Code of 1986, as amended.

2.6          “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.7          “Common Stock” means the common stock of the Company, par value $0.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

2.8          “Covered Employee” means a person who is, or is determined by the Committee to likely become, a “covered employee” (as defined in Section 162(m)(3) of the Code).

2.9          “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant in the sense that he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; provided, however, if distribution of an Incentive Award subject to Section 409A of the Code is or can be triggered by an Eligible Recipient’s Disability, such term will mean that the Eligible Recipient is disabled as defined by Section 409A of the Code and the regulations and rulings issued thereunder.

2.10        “Eligible Recipients” means all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary, all Non-Employee Directors and any consultants, advisors and independent contractors of the Company or any Subsidiary.

2.11        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12        “Fair Market Value” means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) the closing price of the Common Stock during the regular daily trading session, as reported by the NASDAQ National Market System (or successor to the NASDAQ National Market System).

2.13        “Good Reason” means the occurrence of any of the following events:  (i) a job reassignment that is not at least of comparable responsibility or status as the assignment in effect immediately prior to the Change in Control; (ii) a reduction in the Participant’s Base Pay as in effect immediately prior to a Change in Control; (iii) a material modification of the Company’s incentive compensation program (that is adverse to the Participant) as in effect immediately prior to a Change in Control; (iv) a requirement by the Company that the Participant be based anywhere other than within thirty miles of the Participant’s work location immediately prior to a Change in Control (with exceptions for temporary business travel that is consistent in both frequency and duration with the Participant’s business travel before the Change in Control); or (v) except as otherwise required by applicable law, the failure by the Company to provide employee benefit programs and plans (including any stock ownership and stock purchase plans) that provide substantially similar benefits, in terms of aggregate monetary value, at substantially similar costs to the Participant as the benefits provided in effect immediately prior to a Change in Control.  Termination or reassignment of the Participant’s employment for Cause, or by reason of Disability or death, are excluded from this definition.

Before a termination by the Participant under this Section 2.13 will constitute termination for Good Reason, the Participant must give the Company a notice of termination within 30 calendar days of the occurrence of the event that constitutes Good Reason.  The notice must set forth in reasonable detail the specific reason for the termination and the facts and circumstances claimed to provide a basis for termination of employment under the provision indicated.  Failure to provide such notice within such 30-day period shall be conclusive proof that the Participant does not have Good Reason to terminate employment.

For purposes of this Section 2.13, Good Reason shall exist only if the Company or applicable Subsidiary fails to remedy the event or events constituting Good Reason within 30 calendar days after receipt of the notice of termination from the Participant.  If the Participant determines Good Reason for termination exists and timely files a notice of termination, such determination shall be presumed to be true and the Company will have the burden of proving that Good Reason does not exist.

2.14        “Incentive Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award or Performance Award granted to an Eligible Recipient pursuant to the Plan.

2.15        “Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.16        “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Subsidiary.

2.17        “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.18        “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.19        “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.20        “Performance-Based Compensation” means an Incentive Award to a Covered Employee that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.  Options and Stock Appreciation Rights granted to Covered Employees are intended to be Performance-Based Compensation.

2.21        “Performance Award” means a right granted to an Eligible Recipient pursuant to Section 10 of the Plan to receive an amount of cash, shares of Common Stock, or a combination of both, contingent upon achievement of Performance Criteria or other objectives during a specified period.

2.22        “Performance Criteria” means the performance criteria that are used by the Committee in granting Incentive Awards contingent upon achievement of performance goals over a specified performance period.  For any Incentive Award intended to constitute Performance-Based Compensation, the Performance Criteria shall consist of one or a combination of two or more of the following: revenue; operating income; net income; net income per share (basic or diluted); earnings before or after any one or more of taxes, interest, depreciation and amortization; profitability as measured by return ratios (including return on invested capital, return on assets, return on equity, return on investment and return on sales); cash flow; market share; cost reduction goals; margins (including one or more of gross, operating and net income margins); stock price; total return to stockholders; economic value added; working capital and strategic plan development and implementation.  The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, Subsidiary or business unit performance, and may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or by relative comparison to the performance of other companies or any other external measure of the selected criteria.  The Committee shall, in its sole discretion, define in an objective fashion the manner of calculating the performance goals based on the Performance Criteria it selects to use in any performance period, which may include adjustments to such criteria as otherwise defined under U.S. Generally Accepted Accounting Principles (“GAAP”) or adjustments based on non-GAAP financial measures that are made publicly available by the Company.

2.23        “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant.

2.24        “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that is subject to restrictions on transferability and a risk of forfeiture.

2.25        “Retirement” means termination of employment or service on or after the date on which the Eligible Recipient’s age plus years of full time employment with the Company or any Subsidiary equals 65 or more, provided that the Eligible Recipient is at least fifty-five (55) years of age and has five (5) or more years of continuous employment or other service with the Company and any Subsidiaries.

2.26        “Securities Act” means the Securities Act of 1933, as amended.

2.27        “Stock Appreciation Right” means a right granted to an Eligible Recipient pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of shares of Common Stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and a specified exercise price of such shares.

2.28        “Stock Unit Award” means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive the Fair Market Value of one or more shares of Common Stock, payable in cash, shares of Common Stock, or a combination of both, the payment, issuance, retention and /or vesting of which is subject to the satisfaction of specified conditions, which may include achievement of Performance Criteria or other objectives.

2.29        “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

2.30        “Substitute Award” means an Incentive Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.31        “Tax Date” means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3.             Plan Administration.

3.1          The Committee.  The Plan will be administered by the Compensation Committee of our Board or other committee designated by our Board (“Committee”), which consists of only independent directors.  So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, who are “independent” as required by the Listing standards of the National Association of Securities Dealers, Inc. (“NASDAQ”) and who are “outside directors” within the meaning of Section 162(m) of the Code, but any action taken by such a committee shall be valid and effective even if the members of such committee at the time of such action are later determined not to have satisfied all the requirements for membership specified above.  Such a committee will act by majority approval of the members (unanimous approval with respect to action by written consent), and a majority of the members of such a committee will constitute a quorum.  As used in the Plan, “Committee” will refer to such a committee.  To the extent consistent with applicable corporate law of the Company’s jurisdiction of incorporation, the Committee may delegate to one or more of its members or to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act or whose compensation in the fiscal year may be subject to the limits on deductible compensation pursuant to Section 162(m) of the Code.  The Committee may also delegate to one or more agents or advisors such non-discretionary administrative duties or powers as it deems advisable.  The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise.  Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

3.2          Authority of the Committee.

(a)           In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following:  (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written or electronic agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject.  In addition, the Committee will have the authority under the Plan in its sole discretion to (A) establish, amend or rescind rules to administer the Plan; (B) interpret the Plan and any Incentive Award or related agreement made under the Plan; (C) make all other determinations necessary or desirable for the administration of the Plan; and (D) pay the intrinsic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

(b)           Subject to Section 3.2(d) below, the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that (i) the amended or modified terms are permitted by the Plan as then in effect; (ii) any Participant adversely affected by such amended or modified terms shall have consented to such amendment or modification unless such amendment is necessary to comply with applicable law, NASDAQ or stock exchange rules; and (iii) the authority to accelerate the exercisability or vesting or otherwise terminate restrictions relating to an Incentive Award may be exercised only in connection with a Participant’s death, Disability or Retirement, in connection with a Change in Control, or to the extent such actions involve an aggregate number of shares of Common Stock not in excess of 5% of the number of shares available for Incentive Awards under the first sentence of Section 4.1.

(c)           In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; (iv) any uninsured catastrophic losses or extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year; or (v) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria (including Performance Criteria and related performance goals) of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that (A) the amended or modified terms are permitted by the Plan as then in effect and (B) with respect to any Incentive Award intended to qualify as Performance-Based Compensation, any such amendment or modification would not result in such Incentive Award failing to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.

(d)           Notwithstanding any other provision of this Plan other than Section 4.3, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option by:  (i) amending or modifying the terms of the Option to lower the exercise price; (ii) canceling the underwater Option and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; (B) Restricted Stock Awards; or (C) Stock Unit Awards or Performance Awards in exchange; or (iii) repurchasing the underwater Options.  For purposes of this Section 3.2(d), an Option will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option.

(e)           In addition to the authority of the Committee under Section 3.2(b) and notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, amend the terms of the Plan or Incentive Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests, or to meet objectives of the Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws.  The Committee shall have no authority, however, to take action pursuant to this Section 3.2(e): (i) to reserve shares or grant Incentive Awards in excess of the limitations provided in Section 4.1; (ii) to effect any re-pricing in violation of Section 3.2(d); (iii) to grant Options having an exercise price less than 100% of the Fair Market Value of one share of Common Stock on the date of grant in violation of Section 6.2; or (iv) for which stockholder approval would then be required pursuant to Section 422 of the Code or Section 162(m) of the Code or the rules of NASDAQ or the applicable stock exchange.

(f)            Notwithstanding anything in this Plan to the contrary, the Committee will determine whether an Incentive Award is subject to the requirements of Section 409A of the Code and, if determined to be subject to Section 409A of the Code, the Committee will make such Incentive Award subject to such written terms and conditions determined necessary or desirable to cause such Incentive Award to comply in form with the requirements of Section 409A of the Code.  Further, the Plan, as it relates to Incentive Awards that are subject to Section 409A of the Code, will be administered in a manner that is intended to comply with the requirements of Section 409A of the Code and any regulations or rulings issued thereunder.

4.             Shares Available for Issuance.

4.1          Maximum Number of Shares Available; Certain Restrictions on Awards.  Subject to Section 4.2 and to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 20,000,000.  The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.  Notwithstanding any other provisions of the Plan to the contrary, (i) no Participant in the Plan may be granted Incentive Awards denominated in shares of Common Stock relating to more 3,000,000 shares of Common Stock in the aggregate during any calendar year; (ii) no Participant in the Plan may be granted Incentive Awards denominated in cash in an amount in excess of $5,000,000 in the aggregate during any calendar year; and (iii) no more than 20,000,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan, with the foregoing share limits subject, in each case, to adjustment as provided in Section 4.3 of the Plan.

4.2          Accounting for Incentive Awards.  Shares of Common Stock that are issued under the Plan or that are potentially issuable pursuant to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan; provided, however, that (A) the total number of shares remaining available for issuance under the Plan shall be reduced by 1.75 shares for each share issued pursuant to an Incentive Award other than an Option or a Stock Appreciation Right, or potentially issuable pursuant to an outstanding Incentive Award other than an Option or a Stock Appreciation Right; and (B) Substitute Awards shall not reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.  Any shares of Common Stock subject to an Incentive Award, or to an award granted under the Prior Plan that is outstanding on the effective date of this Plan (a “Prior Plan Award”), that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of Common Stock shall, to the extent of such lapse, expiration, forfeiture or settlement other than in shares of Common Stock, automatically again become available for issuance under the Plan and correspondingly increase the total number of shares available for issuance under Section 4.1 (with such increase in connection with Incentive Awards other than Options and Stock Appreciation Rights based on the same ratio specified in clause (A) of the proviso to the first sentence of this Section 4.2).  Notwithstanding anything to the contrary in this Section 4.2, the following shares of Common Stock will not again become available for issuance under the Plan: (i) any shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to

Section 6.4(b) or any Previously Acquired Shares tendered (either actually or by attestation) by a Participant in payment of the exercise price of an Option; (ii) any shares withheld by the Company or Previously Acquired Shares tendered (either actually or by attestation) by a Participant to satisfy any tax withholding obligation with respect to an Incentive Award; (iii) shares covered by a stock appreciation right issued under the Plan -that are not issued in connection with the stock settlement of the stock appreciation right upon its exercise; or (iv) shares that are repurchased by the Company using Option exercise proceeds.

4.3          Adjustments to Shares and Incentive Awards.  In the event of any equity restructuring (within the meaning of FASB ASC Topic 718, Compensation - Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to outstanding Incentive Awards, (iii) the exercise price of outstanding Options and Stock Appreciation Rights, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Incentive Awards or the grants to individuals of certain types of Incentive Awards.  In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of Participants.  In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan.  No adjustment shall be made pursuant to this Section 4.3 in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Incentive Award to be subject to adverse tax consequences under Section 409A of the Code.

4.4          Effect of Plans Maintained by Acquired Companies.  If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Incentive Awards under the Plan and shall not reduce the shares of Common Stock authorized for issuance under the Plan.  Incentive Awards using such available shares shall not be made after the date awards could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees of the Company or any Subsidiary or Non-Employee Directors prior to such acquisition or combination.

5.             Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries.  Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion.  Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.             Options.

6.1          Grant.  An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option.  To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

6.2          Exercise Price.  The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant, except in the case of Substitute Awards.

6.3          Exercisability and Duration.  An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant (including without limitation (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period; provided, however, that no Option may be exercisable after 10 years from its date of grant.

6.4          Payment of Exercise Price.

(a)           The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, or attestation as to ownership, of Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee; (iii) by a “net exercise of the Option (as further described in paragraph (b), below); or (iv) by a combination of such methods.

(b)           In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding pursuant to Section 13.1.

(c)           Previously Acquired Shares tendered or covered by an attestation as payment of an Option exercise price will be valued at their Fair Market Value on the exercise date.

6.5          Manner of Exercise.  An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by giving written or electronic notice of exercise to the Company at its principal executive office in St. Paul, Minnesota or through the procedures established with any Company-appointed third-party administrator specifying the number of shares of Common Stock as to which the Option is being exercised and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

7.             Stock Appreciation Rights.

7.1          Grant.  An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  The Committee will have the sole discretion to determine the form in which payment of the intrinsic value of Stock Appreciation Rights will be made to a Participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by a Participant of the form of such payment.

7.2          Exercise Price.  The exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant, except as provided in Section 7.4 below and except in the case of Substitute Awards.

7.3          Exercisability and Duration.  A Stock Appreciation Right will become exercisable at such time and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after 10 years from its date of grant.  A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.5 of the Plan.

7.4          Grants in Tandem with Options.  Stock Appreciation Rights may be granted alone or in addition to other Incentive Awards, or in tandem with an Option, either at the time of grant of the Option or at any time thereafter during the term of the Option.  A Stock Appreciation Right granted in tandem with an Option shall cover the same number of shares of Common Stock as covered by the Option (or such lesser number as the Committee may determine), shall be exercisable at such time or times and only to the extent that the related Option is exercisable, have the same term as the Option and shall have an exercise price equal to the exercise price for the Option.  Upon the exercise of a Stock Appreciation Right granted in tandem with an Option, the Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, upon exercise of an Option having a related Stock Appreciation Right, the Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Option exercise.

8.             Restricted Stock Awards.

8.1          Grant.  An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period.

8.2          Rights as a Stockholder; Transferability.  Except as provided in Sections 8.1, 8.3, 8.4 and 15.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

8.3          Dividends and Distributions.  Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (other than regular quarterly cash dividends in the case of Restricted Stock Awards that are subject only to service-based vesting conditions) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate.  The Committee will determine in its sole discretion whether any interest will be paid on such restricted dividends or distributions.  In its discretion, the Committee may provide in any award agreement evidencing a Restricted Stock Award for the waiver by the Participant of any right to receive dividends and distributions with respect to shares of Common Stock subject to the unvested portion of the Restricted Stock Award.

8.4          Enforcement of Restrictions.  To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.

9.             Stock Unit Awards.

An Eligible Recipient may be granted one or more Stock Unit Awards under the Plan, and such Stock Unit Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the payment, issuance, retention and/or vesting of such Stock Unit

Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period.  The agreement evidencing a Stock Unit Award shall either (i) provide that in all cases payment of the Stock Unit Award will be made within two and one-half months following the end of the Eligible Recipient’s tax year during which receipt of the Stock Unit Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code, or (ii) contain terms and conditions necessary to avoid adverse tax consequences specified in Section 409A of the Code.

10.          Performance Awards.

An Eligible Recipient may be granted one or more Performance Awards under the Plan, and such Performance Awards will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more of the Performance Criteria.  The agreement evidencing a Performance Award shall either (i) provide that in all cases payment of the Performance Award will be made within two and one-half months following the end of the Eligible Recipient’s tax year during which receipt of the Performance Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code, or (ii) contain terms and conditions necessary to avoid adverse tax consequences specified in Section 409A of the Code.

11.          Minimum Vesting Periods.

Except as otherwise provided in this Section 11, (i) Restricted Stock Awards and Stock Unit Awards that vest solely as a result of the passage of time and continued service by the Participant shall be subject to a vesting period of not less than three years from the date of grant of the applicable Incentive Award (but permitting pro rata vesting over such time); and (ii) Restricted Stock Awards, Stock Unit Awards and Performance Awards whose vesting is subject to the achievement of specified Performance Criteria over a performance period shall be subject to a performance period of not less than one year.  The minimum vesting periods specified in clauses (i) and (ii) of the preceding sentence shall not apply: (A) to Incentive Awards made in payment of earned performance-based Incentive Awards and other earned cash-based incentive compensation; (B) to a termination of employment due to death, Disability or Retirement; (C) upon a Change in Control; (D) to a Substitute Award that does not reduce the vesting period of the award being replaced; or (E) to Incentive Awards involving an aggregate number of shares of Common Stock not in excess of 5% of the number of shares available for Incentive Awards under the first sentence of Section 4.1.

12.          Effect of Termination of Employment or Other Service.

The following provisions shall apply upon termination of a Participant’s employment or other service with the Company and all Subsidiaries, except to the extent that the Committee provides otherwise in an agreement evidencing an Incentive Award at the time of grant or determines pursuant to Section 12.4.

12.1        Termination of Employment Due to Death or Disability.  In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability:

(a)           All outstanding Options and Stock Appreciation Rights then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of five years after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right).

(b)           All unvested Restricted Stock Awards and Stock Unit Awards then held by the Participant that are subject only to service-based vesting conditions will become fully vested.

(c)           The service-based vesting conditions associated with all unvested Restricted Stock Awards, Stock Unit Awards and Performance Awards then held by the Participant that are also subject to the achievement of specified Performance Criteria over a performance period as a condition of vesting will be deemed satisfied, but vesting of such Incentive Awards shall occur only when and to the extent the applicable Performance Criteria are satisfied.

12.2        Termination of Employment Due to Retirement.  Subject to Section 12.5 of the Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement:

(a)           All outstanding Options and Stock Appreciation Rights then held by the Participant that have been outstanding for at least six months from the applicable date of grant will become immediately exercisable in full and will remain exercisable for a period of five years after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right), and any Options and Stock Appreciation Rights then held by the Participant that have not been outstanding for at least six months will terminate and be forfeited.

(b)           All unvested Restricted Stock Awards and Stock Unit Awards then held by the Participant that are subject only to service-based vesting conditions will vest pro-rata based on time worked during the vesting schedule period.

(c)           All unvested Restricted Stock Awards, Stock Unit Awards and Performance Awards then held by the Participant that are subject to both service-based conditions and the achievement of specified Performance Criteria over a performance period as a condition of vesting will vest pro-rata based on time worked during the performance period and when and to the extent the applicable Performance Criteria are satisfied.

12.3        Termination of Employment for Reasons Other than Death, Disability or Retirement. Subject to Section 12.5 of the Plan, in the event a Participant’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary):

(a)           All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable for a period of three months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right), and will, to the extent not exercisable as of such termination, terminate and be forfeited.

(b)           All unvested Restricted Stock Awards, Stock Unit Awards and Performance Awards then held by the Participant will terminate and be forfeited.

12.4        Modification of Rights Upon Termination.  Notwithstanding the other provisions of this Section 12, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), except as provided in clauses (ii) and (iii) below, cause Options or Stock Appreciation Rights (or any part thereof) then held by such Participant to terminate, become or continue to become exercisable and/or remain exercisable following such termination of employment or service, and Restricted Stock Awards, Stock Unit Awards or Performance Awards then held by such Participant to terminate, vest and/or continue to vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that (i) no Incentive Award may remain exercisable or continue to vest for more than two years beyond the date such Incentive Award would have terminated if not for the provisions of this Section 12.4 but in no event beyond its expiration date; (ii) any such action adversely affecting any outstanding Incentive Award will not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 14 of the Plan); and (iii) such actions (other than termination of an Incentive Award) occurring other than in connection with the death, Disability or Retirement of a Participant shall not involve an aggregate number of shares of Common Stock in excess of 5% of the number of shares available for Incentive Awards under the first sentence of Section 4.1).

12.5         Effects of Actions Constituting Cause.  Notwithstanding anything in the Plan to the contrary, in the event that a Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2.3, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment with the Company or any Subsidiary, all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant shall terminate and be forfeited without notice of any kind.  The Company may defer the exercise of any Option, the vesting of any Restricted Stock Award or the payment of any Stock Unit Award or Performance Award for a period of up to forty-five (45) days in order for the Committee to make any determination as to the existence of Cause.

12.6         Determination of Termination of Employment or Other Service.

(a)           The change in a Participant’s status from that of an employee of the Company or any Subsidiary to that of a non-employee consultant or advisor of the Company or any Subsidiary will, for purposes of the Plan, be deemed to result in a termination of such Participant’s employment with the Company and its Subsidiaries, unless the Committee otherwise determines in its sole discretion.

(b)           The change in a Participant’s status from that of a non-employee consultant or advisor of the Company or any Subsidiary to that of an employee of the Company or any Subsidiary will not, for purposes of the Plan, be deemed to result in a termination of such Participant’s service as a non-employee consultant or advisor with the Company and its Subsidiaries, and such Participant will thereafter be deemed to be an employee of the Company or its Subsidiaries until such Participant’s employment is terminated, in which event such Participant will be governed by the provisions of this Plan relating to termination of employment (subject to paragraph (a), above).

(c)           Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records; provided, however, if distribution or payment of an Incentive Award subject to Section 409A of the Code is triggered by a termination of a Participant’s employment, such termination must also constitute a “separation from service” within the meaning of Section 409A of the Code.

13.           Payment of Withholding Taxes.

13.1         General Rules.  The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option; (b) withhold cash paid or payable or shares of Common Stock from the shares issued or otherwise issuable to the Participant in connection with an Incentive Award; or (c) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

13.2         Special Rules.  The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 13.1 of the Plan by electing to tender, or by attestation as to ownership of, Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, by delivery of a Broker Exercise Notice or a combination of such methods.  For purposes of satisfying a Participant’s withholding or employment-related tax obligation, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value.

14.           Change in Control.

14.1         A “Change in Control” shall be deemed to have occurred upon the first to occur of an event set forth in any one of the following paragraphs:

(a)           any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes, including pursuant to a tender or exchange offer for shares of Common Stock pursuant to which purchases are made, the “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, provided, however, that the provisions of this paragraph (a) shall not be applicable to (1) any acquisition directly from the Company, or (2) a transaction that would not be a Change of Control under paragraph (c) of this Section 14.1; or

(b)           individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”), shall cease for any reason to constitute at least a majority thereof; provided, however, that any individual becoming a direct subsequent to the date hereof whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who were either directors on the date hereof, or whose appointment, election or nomination for election was previously so approved or recommended, shall be considered a member of the Incumbent Board, but excluding for this purpose any new director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company; or

(c)           there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(d)           there is consummated a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power of the voting securities of which is owned by stockholders of the Company in substantially the same proportion as their ownership of the Company immediately prior to such sale.

14.2         Effect of a Change in Control.  Unless otherwise provided in an agreement evidencing an Incentive Award, the following provisions shall apply to outstanding Incentive Awards in the event of a Change in Control.

(a)           Continuation, Assumption or Replacement of Incentive Awards.  In the event of a Change in Control, the surviving or successor entity (or its parent corporation) may continue, assume or replace Incentive Awards outstanding as of the date of the Change in Control (with such adjustments as may be required or permitted by Section 4.3), and such Incentive Awards or replacements therefore shall remain outstanding and be governed by their respective terms, subject to Section 14.2(d) below.  A surviving or successor entity may elect to continue, assume or replace only some Incentive Awards or portions of Incentive Awards.  For purposes of this Section 14.2(a), an Incentive Award shall be considered assumed or replaced if, in connection with the Change in Control and in a manner consistent with Sections 409A and 424 of the Code, either (i) the contractual obligations represented by the Incentive Award are expressly assumed by the surviving or successor entity (or its parent corporation) with appropriate adjustments to the number and type of securities subject to the Incentive Award and the exercise price thereof that preserves the intrinsic value of the Incentive Award existing at the time of the Change in Control, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Incentive Award existing at the time of the Change in Control and provides for a vesting or exercisability schedule that is the same as or more favorable to the Participant.

(b)           Acceleration of Incentive Awards.  If and to the extent that outstanding Incentive Awards under the Plan are not continued, assumed or replaced in connection with a Change in Control, then (i) outstanding Options and Stock Appreciation Rights issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms, (ii) all unvested Restricted Stock Awards, Stock Unit Awards and Performance Awards will become immediately fully vested and non-forfeitable; and (iii) any Performance Criteria applicable to Restricted Stock Awards, Stock Unit Awards and Performance Awards will be deemed to have been satisfied to the maximum degree specified in connection with the applicable Incentive Award.

(c)           Payment for Incentive Awards.  If and to the extent that outstanding Incentive Awards under the Plan are not continued, assumed or replaced in connection with a Change in Control, then the Committee may terminate some or all of such outstanding Incentive Awards, in whole or in part, as of the effective time of the Change in Control in exchange for payments to the holders as provided in this Section 14.2(c).  The Committee will not be required to treat all Incentive Awards similarly for purposes of this Section 14.2(c).  The payment for any Incentive Award or portion thereof terminated shall be in an amount equal to the excess, if any, of (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Change in Control for the number of shares of Common Stock subject to the Incentive Award or portion thereof being terminated, or, if no consideration is to be received by the Company’s stockholders in the Change in Control, the Fair Market Value of such number of shares immediately prior to the effective date of the Change in Control, over (ii) the aggregate exercise price (if any) for the shares of Common Stock subject to the Incentive Award or portion thereof being terminated.  If there is no excess, the Incentive Award may be terminated without payment.  Any payment shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Change in Control, and may include subjecting such payments to vesting conditions comparable to those of the Incentive Award surrendered.

(d)           Termination After a Change in Control.  If and to the extent that Incentive Awards are continued, assumed or replaced under the circumstances described in Section 14.2(a), and if within two years after the Change in Control a Participant experiences an involuntary termination of employment or other service for reasons other than Cause, or terminates his or her employment or other service for Good Reason, then (i) outstanding Options and Stock Appreciation Rights issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms, (ii) all unvested Restricted Stock Awards, Stock Unit Awards and Performance Awards will become immediately fully vested and non-forfeitable; and (iii) any Performance Criteria applicable to Restricted Stock Awards, Stock Unit Awards and Performance Awards will be deemed to have been satisfied to the maximum degree specified in connection with the applicable Incentive Award.

15.           Rights of Eligible Recipients and Participants; Transferability.

15.1         Employment or Service.  Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.2         Rights as a Stockholder; Dividends.  As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares.  Except as otherwise provided in the Plan or otherwise provided by the Committee, no adjustment will be made in the amount of cash payable or in the number of shares of Common Stock issuable under Incentive Awards denominated in or based on the value of shares of Common Stock as a result of cash dividends or distributions paid to holders of Common Stock prior to the payment of, or issuance of shares of Common Stock under, such Incentive Awards.  In its discretion, the Committee may provide in an agreement evidencing a Stock Unit Award or a Performance Award that the Participant will be entitled to receive dividend equivalents, in the form of a cash credit to an account for the benefit of the Participant, for any such dividends and distributions.  The terms of any rights to dividend equivalents will be determined by the Committee and set forth in the agreement evidencing the Stock Unit Award or Performance Award, including the time and form of payment and whether such equivalents will be credited with interest or deemed to be reinvested in Common Stock; provided, however, that dividend equivalents in respect of the unvested portions of Stock Unit Awards and Performance Awards whose vesting is subject to the achievement of specified Performance Criteria will be subject to the same restrictions as the underlying shares or units to which such dividend equivalents relate.  No dividend equivalents may be paid or credited in connection with Options and Stock Appreciation Rights.

15.3         Restrictions on Transfer.

(a)           Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Incentive Award prior to the exercise (in the case of Options) or vesting or issuance (in the case of Restricted Stock Awards and Performance Awards) of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(b)           A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 12 of the Plan) may be made by, such beneficiary.  If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 12 of the Plan) may be made by, the Participant’s legal representatives, heirs and legatees.  If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under the Plan or exercise of all exercisable Options, then such payments will be made to, and the exercise of such Options may be made by, the legal representatives, heirs and legatees of the beneficiary.

(c)           Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option or Stock Appreciation Right, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.  Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer.  A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

15.4         Non-Exclusivity of the Plan.  Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

16.           Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable.  The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

17.           Performance-Based Compensation Provisions.

The Committee, when it is comprised solely of two or more outside directors meeting the requirements of Section 162(m) of the Code, in its sole discretion, may designate whether any Restricted Stock Awards, Stock Unit Awards or Performance Awards to be made to Covered Employees are intended to be Performance-Based Compensation.  The vesting of such Incentive Awards and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, will, to the extent required by Section 162(m) of the Code, be conditioned upon the achievement of performance goals based on one or more Performance Criteria specified in Section 2.20.  Such Performance Criteria will be selected and performance goals established by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code.  Following completion of an applicable performance period, the Committee shall certify in writing, in the manner and to the extent required by Section 162(m) of the Code, that the applicable performance goals based on the selected Performance Criteria have been met prior to payment of the compensation, and may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Incentive Award.

18.           Compliance with Section 409A.

It is intended that the Plan and all Incentive Awards hereunder be administered in a manner that will comply with Section 409A of the Code, including the final regulations and other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.  The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code (including any transition or grandfather rules relating thereto).  Notwithstanding anything in this Section 18 to the contrary, with respect to any Incentive Award subject to Section 409A of the Code, no amendment to or payment under such Incentive Award will be made unless permitted under Section 409A of the Code and the regulations or rulings issued thereunder.  Without limiting the generality of the foregoing, if any amount shall be payable with respect to any Incentive Award hereunder as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” (as those terms are defined for purposes of Section 409A of the Code) and such amount is subject to the provisions of Section 409A of the Code, then no payment shall be made, except as permitted under Section 409A of the Code, prior to the first day of the seventh calendar month beginning after the Participant’s separation from service (or the date of his or her earlier death).  The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Section 409A of the Code; otherwise, specified employees will be identified using the default standards contained in the regulations under Section 409A of the Code.

19.           Plan Amendment, Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time.  In addition to the authority of the Committee to amend the Plan under Section 3.2(e), the Board may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendments to the Plan will be effective without approval of the

Company’s stockholders if: (i) stockholder approval of the amendment is then required pursuant to Section 422 of the Code or Section 162(m) of the Code or the rules of NASDAQ or applicable stock exchange; or (ii) such amendment seeks to modify Section 3.2(d) hereof.  No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that (i) this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 14 of the Plan, and (ii) no consent of any affected Participant shall be required if such amendment is necessary to comply with applicable law or stock exchange rules.

20.           Effective Date and Duration of the Plan.

The Plan will be effective as of June 24, 2010, or such later date on which the Plan is initially approved by the Company’s stockholders.  The Plan will terminate at midnight on the tenth (10th) anniversary of such effective date, and may be terminated prior to such time by Board action.  No Incentive Award will be granted after termination of the Plan.  Incentive Awards outstanding upon termination of the Plan may continue to be exercised, earned or become free of restrictions, according to their terms.

21.           Miscellaneous.

21.1         Governing Law.  Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

21.2         Successors and Assigns.  The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on October 18, 2010 LAWSON SOFTWARE, INC. Meeting Information Meeting Type: Annual Meeting For holders as of: August 25, 2010 Date: October 18, 2010 Time: 1:00 PM CDT Location: Lawson Software Headquarters Hiawatha & Superior Mtg Rooms 2nd Floor 380 Saint Peter Street Saint Paul, MN 55102 LAWSON SOFTWARE, INC. ATTN: INVESTOR RELATIONS 380 ST. PETER STREET ST. PAUL. MN 55102 BROADRIDGE FINANCIAL SOLUTIONS, INC. ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717 You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. 1 of 4 13 7 P98951-01S 0000074019_1 R2.09.05.010 X40763

See the reverse side of this notice to obtain proxy materials and voting instruction.

— Before You Vote — How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: 1. Annual Report 2. Notice & Proxy Statement How to View Online: Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before September 30, 2010 to facilitate timely delivery. — How To Vote — Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to WWW.proxyvote.com. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. P98951-01S 7 13 2 OF 4 0000074019_2 R2.09.05.010

Voting items The Board of Directors recommends a vote FOR the following: 1. Election of Directors Nominees 01 Steven C. Chang 02 Harry Debes 03 Peter Gyenes 04 David R. Hubers 05 H. Richard Lawson 06 Michael A. Rocca 07 Robert A. Schriesheim 08 Dr. Romesh Wadhwani 09 Paul Wahl The Board of Directors recommends a vote FOR proposals 2 and 3. 2 To ratify and approve the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending May 31, 2011. 3 To approve the Lawson Software, Inc. 2010 Stock Incentive Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 0000 0000 0770 123,456,789,012.00000 BROADRIDGE 52078P102 FINANCIAL SOLUTIONS, INC. P98951-01S ATTENTION: 7 TEST PRINT 14 51 MERCEDES WAY 3 OF 4 EDGEWOOD, NY 11717 0000074019_3 R2.09.05.010 X40765

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0000074020_2 R2.09.05.010 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com. LAWSON SOFTWARE, INC. Annual Meeting of Stockholders October 18, 2010 1:00 PM This proxy is solicited by the Board of Directors The undersigned herby appoints Harry Debes and Barbara J. Doyle, and each of them with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Lawson Software, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2010 Meeting of Stockholders of the Company to be held October 18, 2010, at Lawson Software Headquarters, Hiawatha & Superior Mtg Rooms 2nd Floor, 380 Saint Peter Street, Saint Paul MN 55102 at 1:00 PM Central Time or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

LAWSON SOFTWARE, INC. ATTN: INVESTOR RELATIONS 380 ST. PETER STREET ST. PAUL, MN 55102 BROADRIDGE FINANCIAL SOLUTIONS, INC. ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717 4 4 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE -1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 0000 0000 1463 NAME LAWSON SOFTWARE, INC.-401K 1234567890123456789 999,999,999,999.99999 LAWSON SOFTWARE INC 1234567890123456789 999,999,999,999.99999 LAWSON SOFTWARE INC 1234567890123456789 999,999,999,999.99999 LAWSON SOFTWARE INC 1234567890123456789 999,999,999,999.99999 LAWSON SOFTWARE INC 1234567890123456789 999,999,999,999.99999 LAWSON SOFTWARE INC 1234567890123456789 999,999,999,999.99999 LAWSON SOFTWARE INC 1234567890123456789 999,999,999,999.99999 LAWSON SOFTWARE INC 1234567890123456789 999,999,999,999.99999 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: x KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends a vote FOR the following: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees 01 Steven C. Chang 02 Harry Debes 03 Peter Gyenes 04 David R. Hubers 05 H. Richard Lawson 06 Michael A. Rocca 07 Robert A. Schriesheim 08 Dr. Romesh Wadhwani 09 Paul Wahl The Board of Directors recommends a vote FOR proposals 2 and 3. For Against Abstain 2 To ratify and approve the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending May 31, 2011. 3 To approve the Lawson Software, Inc. 2010 Stock Incentive Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting BROADRIDGE FINANCIAL SOLUTIONS, INC. ATTENTION: Please sign exactly as your name(s) appear(s) hereon. When signing as TEST PRINT attorney, executor, administrator, or other fiduciary, please give full 51 MERCEDES WAY title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. P98951-01S 999,999,999,999 52078P102 4 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000074020_1 R2.09.05.010 06 000000001463